UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ABT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Idaho	35-2429779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

396 S. Pasadena Avenue, Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818)-302-0100

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.0001 Par Value (Title of Class)

Name of exchange on which each class is to be registered: N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. BUSINESS

Our Corporate History and Background

ABT Holdings, Inc. previously known as ABT Mining Co. (the “Company”) was incorporated under the laws of the state of Idaho in 1957 under the original name of Abot Mining Company. The Company’s legal name was changed to ABT Mining Co. Inc. with the State of Idaho on March 1, 2007. Effective August 14, 2015, the Company’s legal name is now ABT Holdings, Inc., which was amended with the State of Idaho on August 14, 2015 pursuant to Section 53-504 of Idaho Code and by the Articles of Incorporation.

The Company’s overall business strategy is to operate as a diversified holding company, which is primarily engaged in investing, acquiring, developing, operating and growing various revenue generating businesses.

The Company filed a Company Related Corporate Action Notification with FINRA to implement a 1-for-2,300 reverse split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) with all the fractional shares rounded to the nearest whole, as authorized at a special meeting of shareholders held on April 16, 2015. The Reverse Stock Split became effective at the opening of trading on the OTC Pink Marketplace on May 19, 2015 (the “Effective Date”). As of the Effective Date, every 2,300 shares of issued and outstanding common stock were combined into one issued share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Total cash payments made by the Company to stockholders in lieu of fractional shares was not material.

On May 27, 2015, the Company expanded its asset and business portfolio with the acquisition of a mobile app asset, known as the AutoClaim App and Autoclaim.com domain name. The AutoClaim Mobile App provides series of benefits to auto insurance claim industry at an operational and strategic level including but not limited to improving customer service, streamlining data management for effective decision making on claims, improving capital efficiency by correctly managing claims portfolio and many other benefits.

On August 11, 2015, the name of the Company was changed from ABT Mining Co. Inc. to ABT Holdings, Inc.

On August 27, 2015, the Company acquired 76% of the outstanding equity of Scoobeez, Inc., a California Corporation, an “On Demand” door-to-door logistics and real time delivery service company that primarily utilizes cars along with scooters and motorcycles to facilitate “Same Day” deliveries. Pursuant to the acquisition, the Company issued convertible notes in an aggregate amount of $1,200,000, and paid $96,000 in cash, for a total purchase price of $1,296,000.

On September 28, 2015, the Company decided not to engage in the exploration, discovery and production of precious and semi-precious metals and metal properties. The Company rescinded its option agreement on its Aztlan 8 B mining claim in Nayarit, Mexico. The Company is no longer involved in any mining activities.

Recent Developments

Common Stock

The Company’s authorized common stock consists of 1,200,000,000 common shares with par value of $0.0001 and 25,000,000 shares of preferred stock with par value of $0.001 per share.

The Company filed a Company Related Corporate Action Notification with FINRA to implement a 1-for-2,300 reverse split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) with all the fractional shares rounded to the nearest whole, as authorized at a special meeting of shareholders held on April 16, 2015. The Reverse Stock Split became effective at the opening of trading on the OTC Pink Marketplace on May 19, 2015 (the “Effective Date”). As of the Effective Date, every 2,300 shares of issued and outstanding common stock were combined into one issued share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Total cash payments made by the Company to stockholders in lieu of fractional shares was not material.

On May 27, 2015, the Company issued 150,000,000 common shares and a Convertible Promissory Note in an amount of $500,000 to Shahan Ohanessian pursuant to the Asset Purchase Agreement related to our acquisition of the AutoClaim software and domain name.

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On August 27, 2015, the Company entered into an agreement to purchase 76% equity (the "Purchased Shares") of Scoobeez Inc., a California Corporation and its related businesses for cash and stock. The total fair value at the date of acquisition is recorded as $1,296,000. On January 22, 2016 the Company settled Benjamin Art’s note with a face value of $720,000 and rescinded 15% equity interest of Benjamin Art in Scoobeez for a cash settlement of $125,000. On March 31, 2016, the Company issued 1,800,000 shares to Grigori Sedrakyan for a settlement amount against a Convertible Promissory Note of $540,000 related to the purchase agreement.

On January 1, 2016, the Company agreed to issue 319,784 shares to a CorProminence, LLC in lieu of marketing and consulting services provided by the Consultant for period from January 1, 2016 to March 31, 2016. The shares are issued as of March 31, 2016.

On February 1, 2016, the Company issued Peter Rosenthal Irrevocable Trust (IDIT) 10/31/12, 797,500 share in exchange for a purchase price of One Hundred and Thirty-Four Thousand and Eight Hundred and Fifty dollars ($134,850).

On February 1, 2016, the Company issued Barbara C. Rosenthal Irrevocable Trust (IDIT) 10/31/12, 797,500 shares for a purchase price of One Hundred and Thirty-Four Thousand and Eight Hundred and Fifty dollars ($134,850).

On April 21, 2016, the Company issued 2,400,000 shares to a non-affiliated third party for an investment of $350,000.

On April 21, 2016, the Company issued 560,000 shares to The Silard Family Trust as a settlement related to a former licensee partner of the Company.

On June 30, 2016, the Company issued 5,100,000 shares as a final settlement to a noteholder against a Convertible Promissory Note for approximately $150,000.

On June 30, 2016, the Company issued 975,000 shares as a final settlement to Peter Rosenthal in relation to any and all promissory notes dated September 21, 2015, September 24, 2015 and October 1, 2015.

On July 23, 2016, the Company issued 67,300 shares to unrelated parties for certain settlement related to a former licensee partner of the Company.

Preferred Stock

On March 3, 2015, the Board of Directors of the Company created and authorized 20,000,000 shares of Preferred Stock of the Company, par value $.001 (the “Series A Preferred Stock”). On October 7, 2016, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Company and by the majority shareholders, the Board of Directors of the Company increased the number of authorized Series A Preferred Stock from 20,000,000 to 25,000,000 authorized shares. The stated value of the Series A Preferred Stock shall be par value, $.001. The holders of the Series A Preferred Stock shall have ten thousand (10,000) votes for every one vote of common stock. The shares of Series A Preferred Stock shall be convertible on a one for fifteen (15) basis with the common shares of the Company at any time after the date of issuance of such shares at the office of this Company into such number of fully paid and non-assessable shares of common stock of the Company.

On March 6, 2015, the Company issued 1,600,000 shares of Series A Preferred Stock to Imran Firoz for services rendered.

On May 27, 2015, the Company issued 18,400,000 shares of Series A Preferred Stock to Shahan Ohanessian pursuant to an Asset Purchase Agreement, whereby the Company acquired all rights, intellectual property rights and domain name for our AutoClaim software.

On December 21, 2015, the Board of Directors of the Company amended the conversion of Series A Preferred Stock from 1 for 100 shares to 1 for 15 shares.

As of September 30, 2016 and December 31, 2015, the Company has 167,984,622 and 154,617,538 shares of common stock and 20,000,000 shares of preferred stock issued and outstanding.

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Products and Services

On-Demand Delivery Business – Scoobeez, Inc.

On August 27, 2015, the Company entered the mobile app driven hyper-efficient logistics industry through the acquisition of Scoobeez, Inc. ("Scoobeez”), a California Corporation incorporated in September 2014. Scoobeez began its operations to serve the Greater Los Angeles Area by providing local (five-mile radius) messaging and courier services. The Company is the majority shareholder in Scoobeez and manages its day-to-day operations.

Since August 2015, Scoobeez has made a paradigm shift in its business model by delivering last mile delivery solutions to major enterprises. Major online and traditional retailers, and on-demand app companies are seeking immediate customized door-to-door capabilities in hopes of winning loyalty from online shoppers. Scoobeez is merging their online and store operations with its creative delivery system to complete the full cycle of e-commerce.

Scoobeez services consist of an On Demand/One to Two Hours and Same Day/Next Day door-to-door logistics and real-time delivery services that primarily utilizes cars along with scooters and motorcycles to facilitate same day deliveries. Scoobeez generates revenues primarily when customers place an order for delivery through its website, its mobile application or one of its listed phones numbers.

At the end of December 31, 2015, Scoobeez operated in Northern and Southern California, and Nevada. Scoobeez has pre-existing contractual arrangements (“Main Contract”) with on-demand mobile apps, retailers, e-tailers, logistic companies, and carriers. These entities are engaged in the business of transporting products, including groceries, food from restaurants, alcohol, and other product lines carried by supermarket chains and retail warehouses to their customers/end-users from delivery stations, sort centers, fulfillment centers, and other distribution points, including merchant locations.

Scoobeez has contract agreements with large enterprise client(s), whereby Scoobeez (also known as the Delivery Service Provider, “DSP”) provides last mile logistics necessary to deliver packages to Enterprise Client’s customers. Scoobeez receives fees for services which are usually directly tied to planned routes. These routes are the number of deliveries in each area that Enterprise Client plans for a single person and Vehicle for delivery on a specific shift and day and that in turn is assigned by Scoobeez to a person and Vehicle for delivery on a specific shift and day.

Scoobeez trains its drivers ("Delivery Associates") for approximately two full weeks consisting of in-house presentations, as well as working full-length shifts during which they perform numerous practice deliveries and dry runs. At the fulfillment centers, Scoobeez dispatchers work side by side with Enterprise Client’s dispatchers in assigning work to and monitoring the Delivery Associates.

For On Demand/One to Two Hour Delivery, each Delivery Associate stationed at the fulfillment centers receives a route planner slip ranging from 1 to 2-hour routes, number of the assigned packages, the sequence of deliveries, estimated transit time between deliveries, and customers’ names and addresses. After finishing one window’s deliveries, Delivery Associates return to the fulfillment center (or merchant location) to receive their assignments for the next delivery window. The only material variation for Delivery Associates stationed at merchant locations is that they receive their assignments via the Mobile App, instead of at the warehouse. Delivery Associates perform all of the delivery jobs in their personal vehicles.

During the first quarter of fiscal 2016, Scoobeez launched its Same Day/Next Day Delivery. Under this business segment, each Delivery Associate usually uses Scoobeez’ rented, leased or owned cargo vans. In some cases, Delivery Associate may use their personal vans. The Delivery Associates typically receives a route planner slip ranging from 6 to 10-hour routes, number of the assigned packages ranging from 80 to 120 packages, sequence of deliveries, estimated transit time between deliveries, and customers’ names and addresses. See Note 6 for additional information.

As of January 15, 2016, Scoobeez reclassified all its Delivery Associates as W-2 employees. Delivery Associates compensation now includes overtime, double-time, an hourly reimbursement rate and tips, and employee drivers are provided with pay stubs listing the pay period, hours worked, the rate of pay, tips, and tax withholdings. See Note 14 for accrual of potential contingencies related to the Delivery Associates' previous classification as independent contractors.

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In certain scenarios, Scoobeez subcontracts part or all of the Main Contract to a qualified Service Provider, who desires to perform services, including offering messenger, preferred delivery and courier services. As part of the subcontract, Scoobeez often charges a Preferred Service Provider (“PSP”) fee to the Service Provider in the range of $200,000 to $300,000 paid at the time of signing the subcontract. This fee allows the Service Provider the first right of refusal in the event Scoobeez desires to offer new Logistics Service Agreements in the Authorized Territory.

Software Technology Assets - AutoClaim App and Autoclaim.com Domain Name

On May 27, 2015, the Company expanded its asset and business portfolio with the acquisition of an in-process mobile app asset, known as the AutoClaim App and the Autoclaim.com domain name. The AutoClaim App is a free mobile app that enables users to document vehicle accidents and manage the insurance claim process while giving them access to accident-related service providers. The AutoClaim App also provides users with non-accident and accident-related discounts and offers (collectively known as deals) for automobile-related products and services.

The AutoClaim App provides a series of benefits to auto insurance claim industry at an operational and strategic level including but not limited to improving customer service, streamlining data management for effective decision making on claims, improving capital efficiency by correctly managing claims portfolio and many other benefits.

The Company intends to generate revenues from the AutoClaim assets through:

●	Accident vendor referral services, through listings of accident service providers

●	Automobile-related discounts and deals from local, regional, and national vendors and service providers

●	User-data-based deals (weather-related, extended warranty, insurance, car lease or purchase) from local, regional, and national vendors

●	Customized white label mobile accident documentation systems for insurance companies, municipalities, governments and enterprises with large fleet vehicles

●	Data warehousing and management

The auto accident market represents an opportunity for providing mobile accident documentation connectivity to insurance carriers, auto accident-related vendors, and vehicle maintenance providers. The key features of the AutoClaim App include:

●	A step-by-step guide and checklist for documenting an auto accident.

●	A step-by-step guide and checklist for submitting an insurance claim.

●	A comprehensive accident follow-up-management platform.

●	Connectivity to insurance carriers.

●	A claims tracking system.

Access to a wide range of accident service providers and vendors, including vehicle repair shops, chiropractors, attorneys, and others, within the accident vicinity and in the home base of users to assist them through the claim process.

The commercial version of the AutoClaim App can significantly reduce the time and paperwork required in expediting the insurance claim documentation process. When commercial drivers are equipped with the AutoClaim App, they can quickly and easily document all post- accident events at the scene of the accident such as instant photographic exchange of all parties’ driver license & insurance, and registration documents thus eliminating information exchange errors. The App further records the time and pictures of the accident location, vehicle damage and injuries to all parties. The App will also make documents available for live viewing at the headquarters and management offices of respected companies nationwide.

As of the date of this filing, the Company has not earned any revenues in connection with the AutoClaim App.

Discontinued Exploration of Mining Option

Prior to September 28, 2015, the Company was an exploration stage company with a main focus in Nayarit, Mexico from December 11, 2011, which did not realize any revenues from its planned operations. It was primarily engaged in the acquisition, exploration and development of mineral properties.

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On September 28, 2015, the Company decided not to engage in the exploration, discovery and production of precious and semi-precious metals and metal properties. The Company rescinded its option agreement on its Aztlan 8 B mining claim in Nayarit, Mexico. The Company is no longer involved in any mining activities at this point. Please refer to Note 9 for additional information.

The Company’s executive office is located at 396 S. Pasadena Avenue, Pasadena, CA 91101. The Company’s telephone number is (818)-302-0100.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on January 1st.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Competition

The product delivery service industry, as it relates to our Scoobeez service, is highly competitive. We anticipate that the intensity of competition in the future will increase.

We compete with a number of entities in providing services and products related to product delivery services.  Such competitor entities include: (1) a variety of large corporations, including companies that have established loyal customer and user bases over several decades; (2) local companies that have the same or a similar business plan as we do; and (3) a variety of other product delivery companies with which we either currently or may, in the future, compete.

Many of our current and potential competitors are well established and have longer operating histories in the product delivery services industry, significantly greater financial and operational resources, and name recognition than we have.  As a result, these competitors may have greater credibility with both existing and potential customers and users.  They also may be able to acquire or develop more services and products than us, which could negatively affect our ability to develop a customer and user base, which would negatively affect our ability to generate revenue.

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Competition as it relates to our AutoClaim product is difficult to determine, due to the lack of viable competitors in the online autoclaim application space. There are large nationwide insurance companies that are now producing phone application software that allows its customers to file claims online, including providing accident photos, as well as claim and insurance information related to the accident. However, our AutoClaim product not only allows individuals to document vehicle accidents, but it also allows for a complete accident documentation management system for businesses that employ fleets of vehicles, such as taxi companies, trucking companies and delivery companies. In addition, our AutoClaim product would allow government agencies and municipalities to create an accident documentation and management system in order to efficiently monitor all accidents involving government vehicles being used by each such agency. We also intend to allow our AutoClaim software to be used by insurance companies, in order to allow them to monitor all AutoClaim cases for their customers who are using our software.

Due to fact that AutoClaim will obtain basic user information, such as insurance policy expiration date, vehicle mileage, and age of vehicle, it can generate product and service offers tailored to the anticipated needs of users. Due to the versatility of our AutoClaim software, we believe that our product will be able to compete and generate market share in the online accident reporting software industry.

Market Penetration

The potential market for On-Demand Delivery industry is very large, as it has the potential to change the way we shop fundamentally. It integrates the convenience of online retail with the immediacy and instant satisfaction of bricks-and-mortar stores. Online retailers are expected to benefit from reduced delivery time and professional delivery service as immediate product access improves higher inventory turnover, makes the greater choice, higher convenience and lower prices of online shopping. On the other hand, Bricks-and-mortar retailers have an opportunity to combine their existing local infrastructure with an e-commerce channel to offer same-day delivery on a broad scale. A multichannel approach could enable them to win back customers who are becoming increasingly focused on online shopping.

The Company plans to market its On-Demand services and technology via:

●	Word-of-mouth

●	Direct Marketing

●	Social media

●	App stores

●	National and local media

●	Strategic Partnerships

●	Blogs, and forums

Intellectual Property

The Company currently holds seven trademarks, consisting of Carwash On Demand, (Registration No. 86909435), Carwash Anywhere (Registration No. 86909437), Locksmith On Demand (Registration No. 86909483), Don’t Drive Without It (Registration No. 86909446), On Demand Deliveries (Registration No. 86909443), Real Time Deliveries (Registration Number 86909449) and Scoobeez.com (Registration No. 86429104).  Any encroachment upon the company’s proprietary information, including the unauthorized use of its brand name or trademarks, the use of a similar name by a competing company or a lawsuit initiated either by our Company or against our Company for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business due to the cost of defending any potential litigation related to infringement.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trademarks, trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government Regulations

To the best of its knowledge, there are currently no known existing or probable government regulations that may adversely affect the Company’s business, as the company operates in the online sector, specifically related to cellular phone applications, as well as product delivery services. However, if the regulations related to cellular phone applications and software or product delivery services change or become regulated by a federal or state agency, it could affect the amount of revenue generated by our Company, as we may need to use revenue or working capital to comply with any new regulations.

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations, such as the Securities Act of 1933, the Securities and Exchange Act of 1934, and the Idaho Corporations Act.  It will also be subject to common business and tax rules and regulations pertaining to the operation of its business, such as the United States Internal Revenue Tax Code, and the Idaho State Tax Code.  The Company will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties.  The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products.   The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

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Employees

As of the date of this registration, the Company has 198 full time employees. The Company has 1,973 part time employees. There are currently no employment agreements with our officers and directors, and although the Company does not believe this will occur, our officers and directors may choose to terminate their employment at any time. The Company’s activities are managed by the Company’s Directors and Officers.

The officers of the Company have the same powers and duties with respect to the management of the business affairs for the Company and the oversight of the day-to-day management operations for the Company as officers of a business would have. They perform such other reasonable duties (taking into consideration the person’s position in the Company) as may be prescribed by the Board of Directors of the Company from time to time. They are obligated to use best efforts to serve the Company faithfully and promote its best interests and shall devote all of his or her business time, attention and services to the faithful and competent discharge of such duties.

ITEM 1A. RISK FACTORS

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information called for by Item 304 of Regulation S-K.

ITEM 2. FINANCIAL INFORMATION

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of the Company. Forward looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals and plans. All forward-looking statements in this Registration Statement are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

All forward-looking statements in this Registration Statement are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this Registration Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Registration Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below.

Company History and Summary

ABT Holdings, Inc. previously known as ABT Mining Co. (the “Company”) was incorporated under the laws of the state of Idaho in 1957 under the original name of Abot Mining Company. The Company’s legal name was changed to ABT Mining Co. Inc. with the State of Idaho on March 1, 2007. Effective August 14, 2015, the Company’s legal name is now ABT Holdings, Inc., which was amended with the State of Idaho on August 14, 2015 pursuant to Section 53-504 of Idaho Code and by the Articles of Incorporation.

The Company’s overall business strategy is to operate as a diversified holding company, which is primarily engaged in investing, acquiring, developing, operating and growing various revenue generating businesses.

The Company filed a Company Related Corporate Action Notification with FINRA to implement a 1-for-2,300 reverse split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) with all the fractional shares rounded to the nearest whole, as authorized at a special meeting of shareholders held on April 16, 2015. The Reverse Stock Split became effective at the opening of trading on the OTC Pink Marketplace on May 19, 2015 (the “Effective Date”). As of the Effective Date, every 2,300 shares of issued and outstanding common stock were combined into one issued share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Total cash payments made by the Company to stockholders in lieu of fractional shares was not material.

On August 27, 2015, the Company acquired 76% of the outstanding equity of Scoobeez, Inc., a California Corporation, an “On Demand” door-to-door logistics and real time delivery service company that primarily utilizes cars along with scooters and motorcycles to facilitate “Same Day” deliveries. Pursuant to the acquisition, the Company issued convertible notes in an aggregate amount of $1,200,000, and paid $96,000 in cash, for a total purchase price of $1,296,000. Scoobeez services consist of an On Demand/One to Two Hours and Same Day/Next Day door-to-door logistics and real-time delivery services that primarily utilizes cars along with scooters and motorcycles to facilitate same day deliveries. Scoobeez generates revenues primarily when customers place an order for delivery through its website, its mobile application or one of its listed phones numbers.

On May 27, 2015, the Company expanded its asset and business portfolio with the acquisition of a mobile app asset, known as the AutoClaim App and Autoclaim.com domain name. Pursuant to the acquisition, the Company issued 150,000,000 common shares, 18,400,000 Series A Preferred Stock and a promissory note in the amount of $500,000 for a total acquisition price of $774,000. The AutoClaim Mobile App provides series of benefits to auto insurance claim industry at an operational and strategic level including but not limited to improving customer service, streamlining data management for effective decision making on claims, improving capital efficiency by correctly managing claims portfolio and many other benefits. The Company has launched the AutoClaim App, but as of the date of this filing, no revenue has been generated from the AutoClaim App.

On September 28, 2015, the Company decided not to engage in the exploration, discovery and production of precious and semi-precious metals and metal properties. The Company rescinded its option agreement on its Aztlan 8 B mining claim in Nayarit, Mexico. The Company is no longer involved in any mining activities.

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Overview

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations includes the following sections:

●	Plan of Operations

●	Results of Operations

●	Liquidity and Capital Resources

●	Capital Expenditures

●	Going Concern

●	Critical Accounting Policies

●	Off-Balance Sheet Arrangements

Plan of Operations

Our current target market for operations is the United States. However, our AutoClaim application allows for scaling for international use. Presently all our sales are generated in the United States.

Our targeted market expansion efforts include further development of our AutoClaim application, including developing platforms for personal use, business use, government and municipality use, as well as specialized web portals for use by insurance companies.

We will also continue to provide our Scoobeez services related to product delivery in order to supplement our revenue stream, and provide additional research and development capital for our AutoClaim product.

How We Generate Revenue

We recognize revenues in accordance with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations

Nine Months Ended September 30, 2016 Compared to Nine Months Ended September 30, 2015

The Company generated $18,523,407 in revenue for the nine months ended September 30, 2016, compared to revenue of $520,778 for the nine months ended September 30, 2015.  The increase in our revenue was due to our acquisitions of the Scoobeez products on August 27, 2015. In addition, the current period includes a full nine months of operations while the comparable prior period includes approximately one month of services.

Cost of Revenues for the nine months ended September 30, 2016 were $14,999,679, which compares with Cost of Revenues of $200,070 for the nine month period ended September 30, 2015. At the end of the third quarter, the increase in our cost of revenues was mainly related to Company expanding its services in twenty-two distribution centers. The Company was active in eleven (11) On Demand/One - Two hours and eleven (11) Same Day/Next Day distribution centers in the State of California, Illinois, and Texas. The Company has over 2,000 Delivery Associates at the end of the period ended September 30, 2016, compared to approximately 200 Delivery Associates for the fiscal year ended December 31, 2015.

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Operating expenses, which consisted of sales and marketing costs, as well as general and administrative expenses, for the nine months ended September 30, 2016, were $7,525,008.  This compares with operating expenses for the nine months ended September 30, 2015 of $349,539.  The increase in our operating expenses for the nine month period ended September 30, 2016 is related to an increase in our general and administrative expenses due to our AutoClaim and Scoobeez acquisitions, which required an increased level of employee support, which increased our payroll and overhead expenses, as well as an increase in our sales and marketing efforts related to the Scoobeez products.

As a result of the foregoing, we had a net loss of $8,263,489 for the nine months ended September 30, 2016.  This compares with a net loss for the nine months ended September 30, 2015, of $685,429.  The increase in our net loss for the nine month period ended September 30, 2016, is due to a substantial increase in our operating expenses, as well as our cost of revenue during the period. By the end of first quarter of fiscal 2017, the Company plans to implement its proprietary On-Demand technology for onboarding, scheduling, and dispatching, which should improve operational efficiency and reduce on-going expenses. The Company also plans to increase its Same Day Delivery business, where Delivery Associates use their vehicles. The Same Day business has higher margins, and lower capital expenditure required to start each distribution center compared to the Next Day Delivery business.

 For the Years ended December 31, 2015 and December 31, 2014

The Company generated $5,011,551 in revenue for the year ended December 31, 2015, which compares with revenue of $0 for the year ended December 31, 2014.  The increase in our revenue was due to our acquisitions of the Scoobeez products.

Cost of Revenues for the year ended December 31, 2015 were $3,638,600, which compares with Cost of Revenues of $0 for the year ended December 31, 2014. The increase in our cost of goods sold is related to our acquisition of the Scoobeez products, specifically with respect to dispatcher fees, as well as freight and delivery expenses.

Operating expenses, which consisted of sales and marketing costs, as well as general and administrative expenses, for the year ended December 31, 2015, were $1,153,927.  This compares with operating expenses for the year ended December 31, 2014 of $521,279.  The increase in operating expenses for the year ended December 31, 2015 is related to is related to an increase in our general and administrative expenses due to our AutoClaim and Scoobeez acquisitions, which required an increased level of employee support, which increased our payroll and overhead expenses.

As a result of the foregoing, we had a net loss of $1,218,783 for the year ended December 31, 2015.  This compares with a net loss for the year ended December 31, 2014 of $532,619. The change in our net loss is directly related to our increased expenses during the period due to our Scoobeez and AutoClaim acquisitions.

Scoobeez, on a standalone basis, from Inception through August 26, 2015

Scoobeez, on a standalone basis, generated $114,248 in revenue from inception through August 26, 2015. Scoobeez had $79,192 in cost of revenues, resulting in gross profit of $35,056 from inception through August 26, 2015. The operating expenses for Scoobeez were $44,947, consisting of sales and marketing costs, as well as general and administrative expenses, for the period from inception through August 26, 2015. Scoobeez had a net loss of $9,891 for the period from inception through August 26, 2015.

Liquidity and Capital Resources

As of September 30, 2016 we had cash or cash equivalents of $38,217.  As of December 31, 2015 we had cash or cash equivalents of $1,094,696.

Net cash used in operating activities was $1,356,357 for the nine months ended September 30, 2016.  This compares to net cash from operating activities of $201,522 for the nine months ended September 30, 2015.  The increase in our net cash used in operating activities for the nine month period ended September 30, 2016 was primarily due to an increase in our accounts receivable during the period. Net cash provided by operating activities was $1,104,569 for the year ended December 31, 2015, which compares to net cash used in operating activities of $19,893 for the year ended December 31, 2014. The change in our net cash used in operating activities for the year ended December 31, 2015 was primarily due to the fact that we generated revenue during the year, and had an increase in our liabilities due to deferred expenses and a settlement liability.

Cash flows used in investing activities was $60,555 for the nine months ended September 30, 2016 and $103,853 for the nine months ended September 30, 2015. The increase in cash used in investing activities was due to increased purchases of property and equipment as well as the issuance of a note receivable. Cash flows used in investing activities was $189,897 for the year ended December 31, 2015 and $0 for the year ended December 31, 2014. The increase in our cash used in investing activities was due to increases in purchased property and equipment, as well as increased deposits and purchases of investments.

Cash flows provided by financing activities was $920,433 for the nine months ended September 30, 2016, which compares to cash flows provided by financing activities of $24,572 for the nine months ended September 30, 2015. The increase in our cash flows provided by financing activities for the nine months ended September 30, 2016 was primarily due to proceeds from merchant financing, and proceeds from sales of our common stock. Cash flows provided by financing activities was $180,024 for the year ended December 31, 2015, which compares to cash flows provided by financing activities of $19,795 for the year ended December 31, 2014. The increase in our cash flows provided by financing activities for the year ended December 31, 2015 was due to proceeds from notes payable as well as a line of credit.

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As of September 30, 2016, our total assets were $6,750,183 and our total liabilities were $9,647,109.  As of December 31, 2015, our total assets were $4,596,037 and our total liabilities were $5,629,730. As of December 31, 2014, our total assets were $0 and our total liabilities were $683,188.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be sufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months, through February of 2018. If our operations are not sufficient to fund our operations, we may have to raise capital through the sale of debt or equity, and we cannot guarantee that the terms of such debt or equity sales will be favorable to the Company.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Acquisitions

On May 27, 2015, the Company expanded its asset and business portfolio with the acquisition of a mobile app asset, known as the AutoClaim App and Autoclaim.com domain name. On May 27, 2015, the Company issued 150,000,000 Common Shares, 18,400,000 shares of Series A Preferred Stock, and a Convertible Promissory Note in an amount of $500,000 to Shahan Ohanessian pursuant to the Asset Purchase Agreement.

On August 27, 2015, the Company acquired 76% of the outstanding equity of Scoobeez, Inc., a California Corporation, an “On Demand” door-to-door logistics and real time delivery service company that primarily utilizes cars along with scooters and motorcycles to facilitate “Same Day” deliveries. Pursuant to the acquisition, the Company issued convertible notes in an aggregate amount of $1,200,000, and paid $96,000 in cash, for a total purchase price of $1,296,000.

Fiscal year end

Our fiscal year end is December 31.

Critical Accounting Policies

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

The following are deemed to be the most significant accounting policies affecting us.

Revenue Recognition

On-Demand Delivery Business

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable and (iv) collectability is reasonably assured. The Company considers a signed agreement, a binding contract with the customer or other similar documentation reflecting the terms and conditions under which products or services will be provided to be persuasive evidence of an arrangement.

The Company generates local revenues primarily when customers place an order for delivery through our website, our mobile application or one of the Company’s listed phone numbers. Revenues are generally recognized as soon as our Delivery Associate ("DA") makes the delivery.

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Scoobeez generates revenues from the Enterprise Client when the Enterprise Client’s customer or end-user places an order on the platform through their mobile applications for a two-hour delivery or one-hour delivery, and those order requests (“Deliverables”) are delivered by Scoobeez’s DAs in coordination with Scoobeez’s Dispatcher or Enterprise Client’ designees from delivery stations, sort centers, fulfillment centers, and/or other distribution points (including merchant locations) (collectively known as the “Distribution Points”). These deliverables are accepted by Scoobeez Monday through Sunday, 365 days a year, at times and days designated by our Enterprise Client. Revenue is recognized once delivery is made.

Tips received by our DAs are reimbursed by the Enterprise Client and paid out to DAs. The Company recognizes these tips as flow throw income and expenses.

In certain scenarios, Scoobeez subcontracts (“Logistics Services Agreement - LSA”) the Main Contract to a Service Provider, who desires to perform services, including offering messenger, preferred delivery and courier services to such persons as it shall be directed by Scoobeez. The PSP fee for this limited Authorized Territory in this Agreement will generally range from $200,000 to $300,00 paid at the time of signing the Agreement. This fee allows the Service Provider the first right of refusal in the event Scoobeez desires to offer new Logistics Service Agreements in the Authorized Territory. The initial payments are recorded as deferred revenues, and license revenues are recognized over the terms of the agreement on a straight-line basis, generally 3 – 5 years.

In accordance with Accounting Standards Codification ("ASC") 605-45, Principal Agent Considerations, the gross sales of the Service Provider will be included/consolidated with the Company’s revenues. The amount of revenue recorded by the Company is based on the entire amount generated from the reports between Scoobeez and Enterprise Client or other similar business or enterprise customers. The contractual rates with the Service Provider will be paid to the Service Provider and will be recorded as Cost of Sales. The administrative costs incurred for processing the transactions and providing support services are included in General and Administrative expenses in the consolidated statements of operations.

Other costs of revenue consist of mainly the labor costs of dispatchers and drivers.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: property and equipment, foreign currency transactions and translations, and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the statement of operations.

From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

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Intangible Assets

Acquired intangible assets other than goodwill are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. For intangible assets purchased in a business combination or received in a nonmonetary exchange, the estimated fair values of the assets received (or, for non-monetary exchanges, the estimated fair values of the assets transferred if more clearly evident) are used to establish the cost basis, except when neither of the values of the assets received or the assets transferred in non-monetary exchanges are determinable within reasonable limits. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Future Contractual Obligations and Commitment

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

Off-Balance Sheet Arrangements

As of September 30, 2016, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

●	liquidity or market risk support to such entity for such assets;

●	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

●	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

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ITEM 3.  DESCRIPTION OF PROPERTY

The Company currently operates out of its office located at 396 S. Pasadena Avenue, Pasadena, CA 91101, which is leased on one year terms for rent of $7,047 per month. We also operate out of a second office space located at 3720 Verdugo Road, Montrose, CA 91020, which is leased on a five year term expiring March 31, 2021 for rent of $10,000 per month.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company directors, officers and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Common Stock

Name of Beneficial Owner	No. of Shares Beneficially Owned	Number of Securities Underlying Options That Are Unexercised	Percentage of Ownership (1)(2)	Percentage of Combined Voting Power of Common and Preferred Stock
Officers and Directors:
Shahan Ohanessian, President and Director (3)	150,000,000	0	89.30%	92%
Imran Firoz, CFO and Director (4)	282,609	0	0.00%	7.90%
Lance Brinker, Director	0	0	0%	0%
Mahesh Shetty, Director	0	0	0%	0%
Shoushana Ohanessian	0	0	0%	0%

All Officers and
Directors as a Group (4 persons)	150,282,609	0	89.50%	99.90%
Five Percent Shareholders:
Hillair Capital Investment, L.P.(5)

(1)	All ownership is beneficial and of record, unless indicated otherwise based on 167,984,266 shares outstanding as of the date of this registration statement. The address for all officers and directors is 396 S. Pasadena Avenue, Pasadena, CA 91101.

(2)	The Beneficial owner has sole voting and investment power with respect to the shares shown

(3)	Shahan Ohanessian owns 150,000,000 shares of common stock, and 18,400,000 shares of Series A Preferred Stock, which carry voting rights of 10,000 shares of common stock for each share of Series A Preferred Stock held. Including the common and Series A Preferred Stock, Mr. Ohanessian possesses the combined voting power of 184,150,000,000 shares of common stock, which is equal to 92% of the combined voting power of the common and preferred stock.

(4)	Imran Firoz owns 282,609 shares of common stock, and 1,600,000 shares of Series A Preferred Stock, which carry voting rights of 10,000 shares of common stock for each share of Series A Preferred Stock held. Including the common and Series A Preferred Stock, Mr. Firoz possesses the combined voting power of 16,000,282,609 shares of common stock, which is equal to 7.9% of the combined voting power of the common and preferred stock.

(5)	Includes 2,021,200 shares of Series A Preferred stock, as well as a warrant to purchase up to 5,568,000 common stock. Hillair Capital Investment, L.P. is controlled by Sean McAvoy, and its address is 345 Lorton Avenue, Suite 303, Burlingame, CA 94010.

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Preferred Stock

There are currently 25,000,000 shares of Series A Preferred stock authorized, par value $0.001 per share, with 22,021,200 shares currently issued and outstanding. 1,600,000 Series A Preferred Shares are held by Imran Firoz, our CFO and a member of the board of directors, and 18,400,000 Series A Preferred shares are held by Shahan Ohanessian, our President and a member of our board of directors. Each share of Series A Preferred Stock carries voting rights of 10,000 shares of common stock, and each share of Series A Preferred Stock is convertible into 15 shares of common stock.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and officers

Our executive officers and directors of the Company are follows:

Name	Date of Appointment	Position(s)
Shahan Ohanessian	27-May-15	Director and President
Imran Firoz	27-May-15	Director and CFO
Lance Brinker	18-Jan-17	Director
Mahesh Shetty	17-Jan-17	Director
Shoushana Ohanessian	7-Oct-16	Director

The following are brief biographies of the officers and directors:

Shahan Ohanessian, Mr. Ohanessian was appointed to serve as an officer and director of the Company on May 27, 2015_has more than 25 years of marketing experience at several software and business development companies, Mr. Ohanessian leads the Company with strong marketing, management and organizational skills. Prior to joining ABT, Mr. Ohanessian lead one of the first online claims management companies in 2001. The start-up company started in one location in Southern California and grew to nationwide offices managing more than 4,000 vendors and handling 1000’s of claim. Mr. Ohanessian also led online video streaming and encoding companies from start up to huge revenue. Mr. Ohanessian studied computer science and engineering at University of Southern California.

Imran Firoz,  Mr. Firoz worked as the President, CEO and Director of the Company from December 28, 2011 to May 27, 2015. Effective May 27, 2015, Mr. Firoz was appointed as the CFO and Director of the Company. Firoz has a proven track record in the areas of investment banking, strategic planning & corporate development, M&A, financial restructuring and risk management. He has been responsible for guiding due diligence efforts, implementing financial controls, putting in practice compliance guidelines and planning disaster recovery strategy in early stage and growth companies. From January 2016, Mr. Firoz is the Director and Founder of Forex Development Corporation, a US based, fully integrated forex technology service company that delivers prime brokerage solutions to forex market participants. From February 2014 to date, Mr. Firoz is a Managing Director of Match-Trade Technologies L.L.C, a financial technology company. From February 2011 to December 2011, Mr. Firoz worked as an interim CEO/CFO of XnE, Inc. From July 2007 to date, Mr. Firoz is a Managing Partner of Marque 3 LLC, a management consulting company based in Pasadena, California, where he has served as a management consultant/adviser to senior executives of several companies. Mr. Firoz was the Chief Financial Officer of Master Capital Group Corp. from November 2004 until May 2007 where he provided financial oversight to accounting & finance department of the company and advised the Board of Directors on financial implications of business activities. In January 2002, Mr. Firoz served on numerous transactions including as a key member of lead M&A advisory team with National Bank Financial (NBF, Canada) on the $10 billion three-way mega gold merger of Newmont-Normandy-Franco-Nevada and during the same period he was a member of NBF’s investment banking team that advised Treasurer of Hydro One on the restructuring and sale of Ontario Electricity Financial Corporation debt of $2.9 billion in the Canadian public debt markets. Mr. Firoz started his career as a Chemical Engineer with Tata Chemicals Limited in December 1994 until September 1997, where he led several cross functional teams to manage commissioning activities, plant operations and other technical projects for Ammonia Plant. From October 1997 to July 1999, Mr. Firoz worked as a Senior Process Engineer with Saudi Methanol Company, a subsidiary of Saudi Basic Industries Corporation (SABIC) where he was responsible for technical services and making improvement in plant safety management. Mr. Firoz received his MBA in April 2001 from Richard Ivey School of Business, University of Western Ontario, Canada and graduated in July 1993 with Bachelor of Engineering (Chemical) from Aligarh University, India. Mr. Firoz is a Certified Financial Risk Manager from Global Association of Risk Professionals (GARP), New Jersey since January 2003.

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Lance Brinker joined ABT Holdings, Inc. as the Director in January 2017. Mr. Brinker, a former divisional head of UPS brings over 25 years of experience in all package delivery and logistics services with UPS. In the United States, UPS delivers and picks up more than 15 million packages each day and has 345,000 employees. From February 2005 to July 2010, Mr. Brinker was the Divisional Head at UPS and was responsible for all Feeder, Package, Labor, Airlines and Safety operations in a large portion of the State of Texas. He presided over ten division-level managers and led over nearly 3,000 UPS employees. During his 25 year career with UPS, he worked in many departments gaining a well-rounded knowledge of the transportation and logistics business with rotations in Human Resources, Industrial Engineering, Quality, and Safety.  With a heavy emphasis in Industrial Engineering, Mr. Brinker led the implementation of a computerized dispatch system for a seven-state area in north central United States. From February 2007 to date, Mr. Brinker is the founder and CEO of LS Ranch LLC.

He earned a Bachelor of Science degree in Business Management from Letourneau University in December of 1993.  AOS Culinary Arts Degree from Culinary Institute of America, Hyde Park, NY in May of 1975 earning classification of CEC (Certified Executive Chef).

Mahesh Shetty was appointed as a director of the Company on January 17, 2017. From December 2015 to December 2016, Mr. Shetty served as the Chief Restructuring Officer and Chief Financial Officer for PFO Global, Inc., an innovative manufacturer and commercial provider of advanced prescription lenses. From 2008 to 2015, Mr. Shetty served as the Partner, Chief Operating Officer, and Chief Financial Officer at Encore Enterprises, a private equity real estate firm with over $750 million in assets. He had management oversight and responsibility for all of Encore Enterprise’s finance, risk management, human resources, and technology. Prior to joining Encore Enterprises, Mr. Shetty was the Chief Financial Officer of North American Technologies Group, Inc., a Nasdaq-listed manufacturing company focused on the transportation industry. Mr. Shetty began his career at PricewaterhouseCoopers LLP and has served in executive finance and operational leadership roles with Fortune 500 and mid-size private and public companies in the manufacturing, technology, and service industries.

Mr. Shetty earned a bachelor’s degree majoring in banking, economics, and accounting and a French minor from Osmania University, India and received his Master of Business Administration, summa cum laude, from the University of Texas at Dallas. He is a Certified Public Accountant (“CPA”), a Certified Information Technology Professional, a Chartered Global Management Accountant, and a Chartered Accountant. Mr. Shetty serves on the Board and is the treasurer of Mothers Against Drunk Driving, serves on the Board of Financial Executives International, Dallas Chapter, the largest chapter in the U.S., and as Chairman of the U.S. India Chamber of Commerce DFW. He also serves on the board of EZlytix, a private cloud based business intelligence software company, and on the board of BIG Logistics, a private logistics company.

Shoushanna Ohanessian was appointed as the Director of ABT Holdings on October 7, 2016. From December 2015, Mrs. Ohanessian has served in a leadership role at Scoobeez, Inc. a subsidiary of ABT Holdings. She has led Scoobeez operations in launching new locations in California, Texas, Illinois and Nevada. Mrs. Ohanessian is involved in multiple management roles at Scoobeez including overseeing the onboarding of new drivers, managing staff and creating systems and procedures to ensure the “Perfect Delivery Experience” for all Scoobeez customers. Before joining Scoobeez, from February 2004 to July 2007, Mrs. Ohanessian directed the launch of CutDeals, Inc., a daily discount online site with over 14 locations in the US, including California, Nevada, New York, Missouri, Main, Chicago, Oregon and several other states. As the lead manager, Mrs. Ohanessian duties included the initial training of all new locations, creating the standards of each location’s systems and procedures to ensure successes.

Family Relationships

Shahan Ohanessian and Shoushanna Ohanessian are married.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, will require our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Board Committee

The Company does not have a formal Audit Committee, Nominating Committee and Compensation Committee.   As the Company’s business expands, the directors will evaluate the necessity of an Audit Committee.

Code of Ethics

The Company has not adopted a code of ethics to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions.

ITEM 6.  EXECUTIVE COMPENSATION

The following table sets forth for the two years ended December 31, 2015 and 2014, and the interim period through September 30, 2016, the compensation awarded to, paid to, or earned by, the Company’s Chief Executive Officer, President, Secretary and Treasurer.  Certain columns were excluded as the information was not applicable.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers and directors during 2014, 2015 and 2016.

						Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive	Non-Qualified Deferred	All Other	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Shahan	2014	$0	-	-	-	-	-	-	$0
Ohanessian	2015	$90,000	-	-	-	-	-	-	$90,000
(President)	2016	$105,000	-	-	-	-	-	-	$105,000

Imran Firoz	2014	$0	-	-	-	-	-	-	$0
(CFO)	2015	$90,000	-	-	-	-	-	-	$90,000
	2016	$134,438	-	-	-	-	-	-	$134,438

Outstanding Equity Awards at Fiscal Year End

None.

Summary Compensation Table

None of our directors were compensated for services rendered as directors of the Company.

Option Grants. No option grants have been exercised by the executive officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers or directors.

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Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers or directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Other than disclosed above, no other board members received compensation in any form for their services as board members.

 Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only development stage operations occurring at the present time, it is believed the services of a financial expert are not warranted.

Employment Agreements

None.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director independence and related transactions:

On May 27, 2015, the Company expanded its asset and business portfolio with the acquisition of a mobile app asset, known as the AutoClaim App and Autoclaim.com domain name. The AutoClaim Mobile App provides series of benefits to auto insurance claim industry at an operational and strategic level including but not limited to improving customer service, streamlining data management for effective decision making on claims, improving capital efficiency by correctly managing claims portfolio and many other benefits. On May 27, 2015, the Company issued 150,000,000 Common Shares, 18,400,000 shares of Series A Preferred Stock, and a Convertible Promissory Note in an amount of $500,000 to Shahan Ohanessian pursuant to the Asset Purchase Agreement.

None of our directors are considered to be “Independent Directors”.

ITEM 8.   LEGAL PROCEEDINGS

On October 27, 2015, a class action lawsuit was filed in Superior Court for the State of California in County of Los Angeles against the Company, Scoobeez, and Amazon alleging that delivery drivers or drivers’ associates for the new Amazon Prime Now service have been wrongfully paid as independent contractors. As of February 2, 2017, all parties have agreed to settle the lawsuit for $720,000 and are pending the final settlement documents to be signed.

18

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Quotations for the common stock of the Company are included in the under the symbol “ABOT.” The following table sets forth for the respective periods indicated the prices of the common stock as quoted on the OTC Markets. Such prices are based on inter-dealer bid and ask prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Quarter Ended:	High ($)	Low ($)
30-Jun-14	$1.63	$1.63
30-Sep-14	$1.16	$1.16
31-Dec-14	$0.7	$0.7
31-Mar-15	$1.4	$1.4
30-Jun-15	$0.51	$0.51
30-Sep-15	$0.23	$0.23
31-Dec-15	$0.06	$0.06
31-Mar-16	$0.71	$0.65
30-Jun-16	$0.66	$0.66
30-Sep-16	$0.3	$0.28
30-Dec-16	$0.3998	$0.3

As of the date of this registration statement, there are approximately 1,658 holders of record of our common stock.

Since inception, no dividends have been paid on the common stock.  The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

Equity Compensation Plan Information

As of the date of this registration statement, the Company has no equity compensation plans.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

Common Stock

The Company’s authorized common stock consists of 1,200,000,000 common shares with par value of $0.0001 and 25,000,000 shares of preferred stock with par value of $0.001 per share.

On January 7, 2014, the Company sold 13,043 shares to a non-affiliated third party for a purchase price of $10,000.

The Company filed a Company Related Corporate Action Notification with FINRA to implement a 1-for-2,300 reverse split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) with all the fractional shares rounded to the nearest whole, as authorized at a special meeting of shareholders held on April 16, 2015. The Reverse Stock Split became effective at the opening of trading on the OTC Pink Marketplace on May 19, 2015 (the “Effective Date”). As of the Effective Date, every 2,300 shares of issued and outstanding common stock were combined into one issued share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Total cash payments made by the Company to stockholders in lieu of fractional shares was not material.

On May 27, 2015, the Company issued 150,000,000 common shares, 18,400,000 shares of Series A Preferred Stock and a Convertible Promissory Note in an amount of $500,000 to Shahan Ohanessian pursuant to the Asset Purchase Agreement related to our acquisition of the AutoClaim software and domain name.

On May 28, 2015, the Company issued 2,000,000 shares to a non-affiliated noteholder to convert $1,000 in principal of a Convertible Promissory Note in an amount of $150,000.

19

On June 1, 2015, the Company issued 1,250,000 shares to a non-affiliated noteholder to convert $500 in principal of a Convertible Promissory Note in an amount of $65,000.

On July 27, 2015, the Company issued 550,000 shares to a non-affiliated noteholder to convert $275 in principal of a Convertible Promissory Note in an amount of $150,000.

On August 18, 2015, the Company issued 300,000 shares to a non-affiliated noteholder to convert $150 in principal of a Convertible Promissory Note in an amount of $150,000.

On August 6, 2015, the Company issued 20,000 shares to a non-affiliated noteholder as a settlement amount against a Convertible Promissory Note in an amount of $175,000.

On August 6, 2015, the Company issued 15,000 shares to a non-affiliated noteholder as a settlement amount against a Convertible Promissory Note in an amount of $95,000.

On August 6, 2015, the Company issued 15,000 shares to a non-affiliated noteholder as a settlement amount against a Convertible Promissory Note in an amount of $50,000.

On August 27, 2015, the Company entered into an agreement to purchase 76% equity (the "Purchased Shares") of Scoobeez Inc., a California Corporation and its related businesses for cash and stock. The total fair value at the date of acquisition is recorded as $1,296,000. On January 22, 2016, the Company settled Benjamin Art’s note with a face value of $720,000 and rescinded 15% equity interest of Benjamin Art in Scoobeez for a cash settlement of $125,000. On March 31, 2016, the Company issued 1,800,000 shares to Grigori Sedrakyan for a settlement amount against a Convertible Promissory Note of $540,000 related to the purchase agreement.

On January 1, 2016, the Company agreed to issue 319,784 shares to a non-affiliated third party in lieu of marketing and consulting services provided by the Consultant for period from January 1, 2016 to March 31, 2016. The shares are issued as of March 31, 2016,.

On February 1, 2016, the Company issued to a non-affiliated third party, 797,500 share in exchange for a purchase price of One Hundred and Thirty-Four Thousand and Eight Hundred and Fifty dollars ($134,850).

On February 1, 2016, the Company issued to a non-affiliated third party, 797,500 shares for a purchase price of One Hundred and Thirty-Four Thousand and Eight Hundred and Fifty dollars ($134,850).

On April 21, 2016, the Company issued 2,400,000 shares to a non-affiliated third party for an investment of $350,000.

On April 21, 2016, the Company issued 560,000 shares to The Silard Family Trust as a settlement related to a former licensee partner of the Company.

On June 30, 2016, the Company issued 5,100,000 shares as a final settlement to a noteholder against a Convertible Promissory Note for $150,000.

On June 30, 2016, the Company issued 975,000 shares as a final settlement to Peter Rosenthal in relation to any and all promissory notes dated September 21, 2015, September 24, 2015 and October 1, 2015.

On July 23, 2016, the Company issued 67,300 shares to unrelated parties for certain settlement related to a former licensee partner of the Company.

During the nine months ended September 30, 2016, the Company issued 8,425,000 shares of common stock to certain notes holders as payment against certain convertible notes payable and other note payable. The shares were fair valued at $5,345,250.

On January 30, 2017, the Company issued a combined Senior Secured Convertible Debenture (“CN”) for $8,584,000 with Hillair Capital Investment L.P. (“Lender”). This CN combines previous Senior Secured Convertible Debenture (“CN”) for $5,800,000 issued on October 7, 2016. This CN has a quarterly interest only payment that bears interest at a rate of 8% per annum, and matures January 1, 2019.

For CN dated January 30, 2017, the Company issued a Securities Purchase Agreement to the lender, which consists of issuing 371,200 of Series and warrants to purchase up to 5,568,000 Company’s common stock with an exercise price of $0.50, exercisable on or before the expiration date.

For CN dated October 7, 2016, the Company issued a Securities Purchase Agreement to the lender, which consists of issuing 1,650,000 of Series and warrants to purchase up to 11,600,000 Company’s common stock with an exercise price of $0.50, exercisable on or before the expiration date.

20

 Preferred Stock

On March 3, 2015, the Board of Directors of the Company created and authorized 20,000,000 shares of Preferred Stock of the Company, par value $.001 (the “Series A Preferred Stock”). The stated value of the Series A Preferred Stock shall be par value, $.001. The holders of the Series A Preferred Stock shall have ten thousand (10,000) votes for every one vote of common stock. The shares of Series A Preferred Stock shall be convertible on a one for one hundred (100) basis with the common shares of the Company at any time after the date of issuance of such shares at the office of this Company into such number of fully paid and non-assessable shares of common stock of the Company.

On October 7, 2016, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Company and by the majority shareholders, the Board of Directors of the Company increased the number of authorized Series A Preferred Stock from 20,000,000 to 25,000,000 authorized shares.

On March 06, 2015, the Company issued 1,600,000 shares of Series A Preferred Stock to Imran Firoz for services rendered.

On May 27, 2015, the Company issued 18,400,000 shares of Series A Preferred Stock to Shahan Ohanessian pursuant to an Asset Purchase Agreement, whereby the Company acquired all rights, intellectual property rights and domain name for our AutoClaim software.

On December 21, 2015, the Board of Directors of the Company amended the conversion of Series A Preferred Stock from 1 for 100 shares to 1 for 15 shares.

On January 30, 2017, the Company issued a total of 2,021,200 shares of Series A Preferred Stock Hillair Capital Investment, L.P. pursuant to a Securities Purchase Agreement related to an $8,584,000 investment.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

The Company’s authorized capital stock consists of 1,200,000,000 shares of common stock, par value $0.0001 per share. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  As of the date of this registration, there are 167,986,266 shares of our Common Stock issued and outstanding.

Voting Rights of Common Stock

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election.  Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

21

Preferred Stock

The Company has 25,000,000 authorized shares of $0.001 par value Preferred Stock, designated as Series A Preferred Stock, all of which are issued and outstanding. Each share of Series A Preferred Stock carries voting rights of 10,000 shares of common stock, and is also convertible into 15 shares of common stock.

The Board may issue additional shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.  Although the Company presently has no intention to do so without stockholder approval, the Board may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.  Currently, our officers and directors have sufficient voting power to undertake any actions requiring shareholder approval unilaterally, without seeking shareholder approval from any of the Company’s shareholders.  Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of the Company.  All outstanding shares of Preferred Stock are fully paid and non-assessable.

Transfer Agent

Columbia Stock Transfer Company, 1869 E. Seltice Way, #292, Post Falls, ID 83854, telephone: (208)-777-8998, has been appointed as the Company’s transfer agent.

Additional Information

This registration statement and all other filings of ABT Holdings, Inc. when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. ABT Holdings, Inc. will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

 ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

Title 29 of the Idaho Statutes, which regulates Corporations, requires that a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation. In addition, Idaho allows for indemnification for an officer or director who conducted himself in good faith, and reasonably believed that his conduct was in the best interests of the corporation, and that his conduct was at least not opposed to the best interest of the corporation, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Idaho also allows for officer indemnification to the same extent as a director, and if the officer is not also a director, a corporation may indemnify such person except for liability in connection with a proceeding by or in the right of the corporation, and liability arising out of conduct that resulted in a receipt of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. In addition, Idaho allows for indemnification on a broader scale if included in a corporation’s articles of incorporation. Our articles and bylaws are silent on the issue of indemnification, however, we plan to comply with both the mandatory and permissible indemnification described in Title 29 of the Idaho Statutes.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities of the Company, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company is a smaller reporting company in accordance with Regulation S-X.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no disagreements with the findings of the Company’s present accountants.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below are the audited financial statements for the years ended December 31, 2015 and December 31, 2014, as well as the unaudited financial statements for the period ended September 30, 2016 for the Company. Also included is the standalone Scoobeez, Inc. financial statements and footnotes for the period from inception to August 26, 2015. The financial statements are attached to this report and are filed as a part thereof.

23

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

FINANCIAL STATEMENTS

as of

SEPTEMBER 30, 2016

(Unaudited)

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

Index to Consolidated Financial Statements

(UNAUDITED)

F-1

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30	December 31,
	2016	2015
Assets
Current assets:
Cash	$38,217	$1,094,696
Accounts receivable	4,117,946	1,180,844
Other current assets	48,923	36,390
Current assets	4,205,086	2,311,930

Property and equipment, net	541,474	304,710
Acquired intangible assets, net	168,030	233,778
Other assets	411,099	321,125
Goodwill	1,424,494	1,424,494
Total assets	$6,750,183	$4,596,037

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$3,696,328	$526,173
Accrued liabilities	2,556,670	681,035
Merchant financing (net of discount of $305,000 and $0, respectively)	595,161	-
Line of credit	385,000	385,000
Deferred revenue - current	145,000	155,000
Lease obligation - current	134,130	99,575
Notes payable - current	529,330	32,951
Convertible notes payable - current	-	784,500
Related party notes payable - noncurrent	55,154	229,413
Unearned license fees	-	150,000
Settlement liability	720,000	700,000
Current liabilities	8,816,773	3,743,647
Notes payable - noncurrent	-	152,685
Convertible notes payable - noncurrent	-	628,575
Related party notes payable - current	-	60,000
Deferred revenue - noncurrent	451,672	576,252
Lease incentive liability	278,097	290,774
Lease obligations	52,567	129,797
Deferred tax liabilities	48,000	48,000
Total liabilities	9,647,109	5,629,730
Commitments and contingencies (Note 12)	-	-
Stockholders' Deficit:
Preferred stock, par value $0.001, 20,000,000 shares authorized, 20,000,000 issued and outstanding	20,000	20,000
Common stock, par value $0.0001, 1,200,000,000 shares authorized; 167,984,622 and 154,617,538 shares issued and outstanding, as of September 30, 2016 and December 31, 2015, respectively	16,798	15,462
Additional paid-in capital	11,868,930	5,198,555
Accumulated deficit	(14,639,018)	(6,702,038)
Total parent stockholders' deficit	(2,733,290)	(1,468,021)
Noncontrolling interest	(163,636)	434,328
Total stockholders' deficit	(2,896,926)	(1,033,693)
Total liabilities and stockholders' deficit	$6,750,183	$4,596,037

The accompanying notes are an integral part of these consolidated financial statements.

F-2

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Revenues	$18,523,407	$520,778
Cost of revenues	14,999,679	200,070
Gross profit	3,523,728	320,708

Operating expenses:
General and administrative (includes stock based compensation of $19,187 and $76,500, respectively)	6,302,087	348,371
Sales and marketing	1,093,649	651
Depreciation and amortization	195,020	7,823
Total operating expenses	7,525,008	349,539

Operating loss	(4,001,280)	(28,831)

Other income (expense):
Interest expense	(361,020)	(114,168)
Other expense	(20,000)	-
Other income	5,000	2,419
Gain (loss) on settlement of debt	(3,846,189)	310,243
Loss from impairment of asset	(40,000)	(774,000)
Total other expense	(4,262,209)	(575,506)

Loss before provision for income taxes	(8,263,489)	(604,337)

Provision for income taxes	-	81,092

Net loss	$(8,263,489)	$(685,429)

Net income (loss) attributable to noncontrolling interest	(326,509)	15,800
Net loss attributable to controlling interest	$(7,936,980)	$(701,229)

Net loss per common share, basic and diluted	$(0.05)	$(0.01)
Weighted average number of common shares outstanding - basic and diluted	161,819,266	71,330,359

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABTMINING CO.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

	Preferred stock		Common stock		Additional Paid-in	Accumulated	Total Parent Stockholders'	Non-controlling	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit	interest	Deficit
December 31, 2015	20,000,000	$20,000	154,617,538	$15,462	$5,198,555	$(6,702,038)	$(1,468,021)	$434,328	$(1,033,693)

Common shares issued for cash	-	-	3,995,000	400	619,300	-	619,700	-	619,700
Common shares issued for PSP cancellation fee	-	-	627,300	63	445,320	-	445,383	-	445,383
Common shares issued for services	-	-	319,784	31	19,156	-	19,187	-	19,187
Acquisition of additional interest in subsidiary	-	-	-	-	237,231	-	237,231	(271,455)	(34,224)
Common shares issued for debt settlements	-	-	8,425,000	842	5,344,408	-	5,345,250	-	5,345,250
Contributed capital	-	-	-	-	4,960	-	4,960	-	4,960
Net loss	-	-	-	-	-	(7,936,980)	(7,936,980)	-	(7,936,980)
Net loss attributable to noncontrolling interest	-	-	-	-	-	-	-	(326,509)	(326,509)
September 30, 2016 (unaudited)	20,000,000	$20,000	167,984,622	$16,798	$11,868,930	$(14,639,018)	$(2,733,290)	$(163,636)	$(2,896,926)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended	Nine months ended
	September 30, 2016	September 30, 2015
OPERATING ACTIVITIES
Net loss	$(8,263,489)	$(685,429)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	195,020	7,723
Amortization of debt discount	326,427	76,688
Loss (gain) on settlement of debt	3,846,189	(310,243)
PSP license cancellation cost	198,992	-
Loss from impairment of asset	40,000	774,000
Stock-based compensation	19,187	76,500
Bad debt	200,000	40,000
Changes in operating assets and liabilities:
Accounts receivable	(2,937,102)	(644,792)
Prepaids and other current assets	(12,533)	(9,500)
Accounts payable	3,161,547	(243)
Accrued liabilities	1,898,985	214,818
Deferred revenue	(29,580)	662,000
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,356,357)	201,522
INVESTING ACTIVITIES
Other assets	(129,974)	(10,000)
Purchase of property and equipment	(293,032)	(19,272)
Acquisition of business, net of cash received	-	(34,581)
Acquisition of additional interest in subsidiary	(34,224)	-
Issuance of note receivable	(200,000)	(100,000)
Payments received on note receivable	-	60,000
Advances to shareholder	36,675	-
NET CASH USED IN INVESTING ACTIVITIES	(620,555)	(103,853)
FINANCING ACTIVITIES
Contributed capital	4,960	12,640
Proceeds from sales of common stock	619,700	-
Proceeds from merchant financing	1,259,082	-
Payments on merchant financing	(990,348)	-
Proceeds from notes payable	500,000	120,000
Payments on notes payable	(6,746)	(108,068)
Proceeds from convertible notes payable	-	-
Payments on convertible notes payable	(135,776)	-
Payments on related party notes payable	(214,760)	-
Payments on lease obligation	(115,679)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	920,433	24,572
NET INCREASE (DECREASE) IN CASH	(1,056,479)	122,241
CASH AT BEGINNING OF PERIOD	1,094,696	-
CASH AT END OF PERIOD	$38,217	$122,241
SUPPLEMENTAL CASH FLOW DISCLOSURE:
CASH PAID FOR:
Interest	$13,444	$-
Income taxes	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversions of notes payable into common stock	$-	$33,425
Debt settled through the issuance of common stock	$869,837	$-
Common stock issued rescinded	$-	$1,000,000
Preferred shares issued for asset	$-	$178,100
Common shares issued for asset	$-	$95,900
Related party note payable issued for asset	$-	$507,500
Convertible notes payable issued for acquisition of company	$-	$1,260,000
Cancellation of PSP license settled through issuance of common stock	$246,391	$-
Property and equipment purchased with financing agreement	$73,004	$46,697

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

ABT Holdings, Inc. (the “Company”), previously known as ABT Mining Co., was incorporated under the laws of the state of Idaho in 1957 under the original name of Abot Mining Company. The Company’s legal name was changed to ABT Mining Co. Inc. on March 1, 2007. Effective August 14, 2015, the Company’s legal name was changed to ABT Holdings, Inc.

The Company’s overall business strategy is to operate as a diversified holding company, which is primarily engaged in investing, acquiring, developing, operating and growing various businesses that will generate attractive returns, and provide significant free cash flow to the Company in order to maximize value of its shareholders. Consequently, during the nine months ended September 30, 2016, the Company decided to take a more diversified approach to its current and future operations, which include, but are not limited to, acquisitions of advanced technology driven assets and businesses that improve value and productivity in critical areas of the value chain, enhance the life of end-users and customer experiences, and positively impact local and global commerce as it is rolled out in the domestic and international markets.

The Company’s target portfolio companies are designed to be market leaders in their respective sectors by providing critical products and services that enable them to re-imagine the current revenue model, improve customer service, and streamline the decision-making process.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements includes the accounts of ABT Holdings, Inc. and Scoobeez, Inc. ("Scoobeez"), excluding the 9% non-controlling interest at September 30, 2016. All significant intercompany accounts and transactions have been eliminated. The consolidated statements of operations include the results of entities acquired from the date of the acquisition for accounting purposes.

The summary of significant accounting policies presented below is designed to assist in understanding the Company's unaudited condensed financial statements. Such unaudited condensed financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying unaudited condensed financial statements.

Unaudited Interim Financial Information

The accompanying interim consolidated balance sheet as of September 30, 2016, the consolidated statements of operations, stockholders' deficit, and cash flows for the periods ended September 30, 2016 and 2015, and the related information contained in the notes to the consolidated financial statements are unaudited. These unaudited interim financial statements and notes have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s consolidated financial position as of September 30, 2016, and its results of operations and cash flows for the periods ended September 30, 2016 and 2015. The results of operations for the periods ended September 30, 2016 are not necessarily indicative of the results to be expected for the year ending December 31, 2016 or any other interim period or for any other future year.

Non-Controlling Interests

Non-controlling interests represent the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The Company’s accompanying consolidated financial statements include all assets, liabilities, revenues and expenses at their consolidated amounts, which include the amounts attributable to the Company and the non-controlling interest. The Company recognizes as a separate component of equity and earnings the portion of income or loss attributable to non-controlling interests based on the portion of the entity not owned by the Company.

The Company adopted the provisions of the Financial Accounting Standards Board's ("FASB") authoritative guidance regarding non-controlling interests in consolidated financial statements. The guidance requires the Company to clearly identify and present ownership interests in subsidiaries held by parties other than the Company in the consolidated financial statements within the equity section. It also requires the amounts of consolidated net earnings attributable to the Company and to the non-controlling interests to be clearly identified and presented on the face of the consolidated statements of operations. At September 30, 2016, the Company owned 91% of Scoobeez and 9% is owned by the former individual shareholders; see Note 5 for additional information.

F-6

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Financial Statement Preparation and Use of Estimates

The Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, goodwill, depreciable lives of property and equipment, recoverability of intangible assets with finite lives and other long-lived assets, legal contingencies and stock-based compensation. Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Cash includes demand deposits with banks or financial institutions. Cash equivalents include short-term, highly liquid investments that are both readily convertible to known amounts of cash, and that are so near their maturity that they present minimal risk of changes in value because of changes in interest rates. The Company’s cash equivalents include only investments with original maturities of three months or less. The Company regularly maintains cash in excess of federally insured limits at financial institutions.

Accounts Receivable

Accounts receivable primarily represents the amount due from one customer for which almost all of our revenues are generated. Receivables from this customer are due on a net 30 days basis. At September 30, 2016, the Company has determined that no allowance is required. Bad debt expense for the nine months ended September 30, 2016 and 2015 was not significant.

Advertising

The Company recognizes advertising expenses when incurred. The Company incurred approximately $102,800 and $3,700 in advertising costs for the nine months September 30, 2016 and 2015, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful life of each type of asset which ranges from three to five years. Leasehold improvements are depreciated over the life of the asset or the corresponding lease agreement, whichever is shorter. Major improvements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Upon retirement or disposition, the related costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are credited or charged to income.

Intangible Assets

Intangible assets with finite useful lives are amortized using the straight-line method over their useful lives and are reviewed for impairment. The Company evaluates intangible assets and other long-lived assets for impairment whenever events or circumstances indicate that they may not be recoverable, or at least annually. Recoverability is measured by comparing the carrying amount of an asset group to the future undiscounted net cash flows expected to be generated by that asset group. If this comparison indicates impairment, the amount of impairment to be recognized is calculated as the difference between the carrying value and the fair value of the asset group, generally measured by discounting estimated future cash flows. There were no impairment indicators present during the nine months ended September 30, 2016.

Goodwill

Goodwill represents the excess of the cost of an acquired business over the fair value of the assets acquired at the date of acquisition. Absent any special circumstances that could require an interim test, the Company has elected to test for goodwill impairment at September 30 of each year.

The Company tests for impairment using a two-step process. The first step of the goodwill impairment test identifies if there is potential goodwill impairment. If step one indicates that an impairment may exist, a second step is performed to measure the amount of the goodwill impairment, if any, by comparing the implied fair value of goodwill with the carrying amount. If the implied fair value of goodwill is less than the carrying amount, a write-down is recorded. The Company determined there was no goodwill impairment during the nine months ended September 30, 2016 and 2015.

F-7

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities, which consist of cash, prepaid expenses and other current assets, accounts payable and accrued liabilities, advances from related parties and notes payable, approximate their fair value due to the short maturity of such instruments. The Company does not have any level 2 or 3 financial instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange, or credit risks arising from these financial instruments.

Lease Incentive Receivable and Liability

For the Company’s operating leases, the Company recognizes rent expenses on a straight-line basis over the term of the leases. Accordingly, the Company records the difference between cash rent payments and the recognition of rent expenses as a lease incentive liability in the consolidated balance sheets. The Company has landlord-funded leasehold improvements that are recorded as lease incentive receivable which are being amortized as a reduction of rent expense over the non-cancelable terms of the operating leases.

Revenue Recognition

On-Demand Delivery Business

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable and (iv) collectability is reasonably assured. The Company considers a signed agreement, a binding contract with the customer or other similar documentation reflecting the terms and conditions under which products or services will be provided to be persuasive evidence of an arrangement.

The Company generates local revenues primarily when customers place an order for delivery through our website, our mobile application or one of the Company’s listed phone numbers. Revenues are generally recognized as soon as our Delivery Associate ("DA") makes the delivery.

Scoobeez generates revenues from the Enterprise Client when the Enterprise Client’s customer or end-user places an order on the platform through their mobile applications for a two-hour delivery or one-hour delivery, and those order requests (“Deliverables”) are delivered by Scoobeez’s DAs in coordination with Scoobeez’s Dispatcher or Enterprise Client’ designees from delivery stations, sort centers, fulfillment centers, and/or other distribution points (including merchant locations) (collectively known as the “Distribution Points”). These deliverables are accepted by Scoobeez Monday through Sunday, 365 days a year, at times and days designated by our Enterprise Client. Revenue is recognized once delivery is made.

Tips received by our DAs are reimbursed by the Enterprise Client and paid out to DAs. The Company recognizes these tips as flow throw income and expenses.

F-8

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In certain scenarios, Scoobeez subcontracts (“Logistics Services Agreement - LSA”) the Main Contract to a Service Provider, who desires to perform services, including offering messenger, preferred delivery and courier services to such persons as it shall be directed by Scoobeez. The PSP fee for this limited Authorized Territory in this Agreement will generally range from $200,000 to $300,00 paid at the time of signing the Agreement. This fee allows the Service Provider the first right of refusal in the event Scoobeez desires to offer new Logistics Service Agreements in the Authorized Territory. The initial payments are recorded as deferred revenues, and license revenues are recognized over the terms of the agreement on a straight-line basis, generally 3 – 5 years.

In accordance with Accounting Standards Codification ("ASC") 605-45, Principal Agent Considerations, the gross sales of the Service Provider will be included/consolidated with the Company’s revenues. The amount of revenue recorded by the Company is based on the entire amount generated from the reports between Scoobeez and Enterprise Client or other similar business or enterprise customers. The contractual rates with the Service Provider will be paid to the Service Provider and will be recorded as Cost of Sales. The administrative costs incurred for processing the transactions and providing support services are included in General and Administrative expenses in the consolidated statements of operations.

Other costs of revenue consist of mainly the labor costs of dispatchers and drivers.

Concentrations of Credit Risk

Cash

The Company maintains its cash balances at a single financial institution. The balance may at times exceed insured limits.

Revenues

During the nine months ended September 30, 2016 and 2015, the Company has one significant customer. Revenues generated from this single customer represented approximately 98% and 93% of total revenue for the nine months ended September 30, 2016 and 2015, respectively. Approximately 100% of accounts receivable was due from this single customer at September 30, 2016 and December 31, 2015. The loss of this customer would have a significant impact on the Company's operations.

Legal Proceedings

The Company is currently involved in certain legal proceedings. The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of a loss related to pending legal proceedings when the loss is considered probable and the amount can be reasonably estimated. Where a range of loss can be reasonably estimated with no best estimate in the range, the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings and revises its estimates and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded to expense as incurred.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive, they are not considered in the computation. As of September 30, 2016, the Company had 300 million potentially dilutive shares related to 20 million preferred shares which were excluded from the diluted net loss per share as the effects would have been anti-dilutive. As of September 30, 2015, the Company had approximately 778.4 million potentially dilutive shares related to four convertible notes and 20 million preferred shares which were excluded from the diluted net loss per share as the effects would have been anti-dilutive.

Recent Accounting Pronouncements

In November 2015, the FASB issued Accounting Standards Update ("ASU") 2015-17, Income Taxes – Balance Sheet Classification of Deferred Taxes. The purpose of the standard is to simplify the presentation of deferred taxes on a classified balance sheet. Under current GAAP, deferred income tax assets and liabilities are separated into current and noncurrent amounts in the balance sheet. The amendments in ASU 2015-17 require that all deferred tax assets and liabilities be classified as noncurrent in the balance sheet. The ASU is effective beginning in the first quarter of 2017, but with early adoption permitted, and may be applied either prospectively or retrospectively. The Company has elected to early adopt ASU 2015-17 on a retrospective basis effective in the fourth quarter of 2015. The adoption of ASU 2015-17 impacted the presentation of the Company’s deferred tax assets and liabilities in the consolidated balance sheets and certain disclosures, but did not have an impact on the results of operations or cash flow fair values. See Note 16 for further details.

F-9

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In May 2014, the FASB issued ASU No.  2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific requirements. ASU 2014-09 establishes a five-step revenue recognition process in which an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU  2014-09 by one year. ASU 2014-09 will be effective for the Company in the first quarter of 2018. Management is currently evaluating the impact the adoption of ASU 2014 - 09 will have on the Company’s consolidated financial position, results of operations or cash flows. The Company currently anticipates applying the modified retrospective approach when adopting the standard.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements Going Concern, which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. The guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In April 2015, FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of debt issuance costs will continue to be reported as interest expense. ASU 2015-03 is effective for annual reporting periods beginning after December 15, 2015. The guidance did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for a public entity. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

Other

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 3. GOING CONCERN

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of approximately $8,300,000 for the nine months ended September 30, 2016 and an accumulated deficit of approximately $14,600,000 at September 30, 2016. These factors raise substantial doubt for the Company to continue as a going concern.

The Company’s ability to continue as a going concern may be dependent on the success of management’s plans discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

To the extent the Company’s operations are not sufficient to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt. In October 2016, the Company issued a convertible debenture in the amount of $5,800,000 with an investment company, which was used to fund operations and pay debts. The Company intends to continue its efforts in growing its facilities service operations, as well as raising funds through private placement offering and debt financing.

F-10

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4. OTHER CURRENT ASSETS AND OTHER assetS

At September 30, 2016, other current assets consist mainly of approximately $49,000 advances to employees for hardship reasons. The advances to employees bear no interest and are due on demand.

At September 30, 2016, other assets consist of approximately $275,000 in lease incentive receivable (see Note 12 for additional information), $60,000 in rent security deposits and $76,000 of prepaid expenses.

NOTE 5. Acquisition of business

On August 27, 2015, the Company entered into a formal agreement to purchase 76% of outstanding equity (the "Purchased Shares") of Scoobeez for $36,000 in cash, a $60,000 short term note payable and $1,200,000 in convertible promissory notes totaling $1,296,000 in consideration. Scoobeez is an “On Demand” door-to-door logistics and delivery service company that primarily utilizes scooters and motorcycles along with cars to facilitate “Same Day” deliveries.

The excess of the consideration transferred in the acquisition over the net amounts assigned to the fair value of the assets acquired was recorded as goodwill, which represents the opportunity to expand the on-demand delivery services and enhance the breadth and depth of the Company’s networks. The goodwill related to this acquisition of $1,424,494 is expected to be deductible for income tax purposes through amortization over 15-year period.

There were no acquisition-related costs incurred to effect the acquisition and no such costs have been expensed during the period. The Company conducted its own internal valuation analysis and no finder's fees; advisory, legal, accounting, valuation, and other professional or consulting fees were paid out. The general administrative costs, including the costs of maintaining acquisition documentation; and costs of registering and issuing debt and equity securities were incurred by the Company.

The assets acquired and liabilities assumed of Scoobeez were recorded at their estimated fair values as of the closing dates of August 27, 2015. The following table summarizes the final purchase price allocation of acquisition-date fair values of the assets and liabilities acquired in connection with the Scoobeez acquisition:

Cash and cash equivalents	$1,419
Loan receivable from officer	14,640
Customer relationships	119,000
Non-compete	55,000
Trademarks	89,000
Goodwill	1,424,494
Accounts payable	(340)
Total purchase price plus cash acquired	1,703,213
Cash acquired	(1,419)
Fair value of non-controlling interest	(407,213)
Fair value of notes payable issued	(1,260,000)
Net cash paid	$34,581

The estimated fair values of the intangible assets acquired was determined based upon a third-party valuation using a combination of the income and cost approaches to measure the fair value of the customer relationships, non-competes and trademarks. The fair value of the non-competes was measured based on variation of income approach, typically a “with-without” enterprise cash flow analysis. The fair value of the trademarks was measured based on the relief from royalty method. The income approach, specifically the residual earnings method, was used to value the customer relationships.

F-11

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The fair value of non-controlling interest is calculated by multiplying the fair value of the net identifiable assets acquired from Scoobeez by the non-controlling percentage:

Cash and cash equivalents	$1,419
Loan receivable from officer	14,640
Customer relationships	119,000
Non-compete	55,000
Trademarks	89,000
Goodwill	1,418,000
Accounts payable	(340)
Total fair value of net identifiable assets	1,696,719
Non-controlling interest percentage of ownership	24%
Fair value of non-controlling interest	$407,213

On January 22, 2016, the Company purchase an additional 15% of outstanding equity of Scoobeez for $34,224 in cash in consideration. The fair value of non-controlling interest was reduced proportionally based on the fair value of the additional interest acquired in the amount of $271,455.

The results of operations of Scoobeez have been included in the Company’s consolidated financial statements since August 28, 2015. The total amount of revenues and net income from the acquisitions included in the Company’s operating results since the respective acquisition dates through September 30, 2015 were $520,778 and $109,835, respectively.

The following unaudited pro forma information presents a summary of the operating results of the Company for the nine months September 30, 2015 as if the acquisitions had occurred on January 1, 2015:

Nine Months Ended September 30,
2015
Revenues	$635,026
Net loss	(695,320)
Net loss per common share – basic and diluted	$(0.01)
Weight average number of common shares outstanding - basic and diluted	71,330,359

NOTE 6. Goodwill and Acquired Intangible Assets

The changes in the carrying amount of goodwill for the nine months September 30, 2016 were as follows:

	Goodwill	Accumulated Impairment Losses	Net Book Value
Balance as of December 31, 2015	$1,424,494	$-	$1,424,494
Acquisitions	-		-
Balance as of September 30, 2016	$1,424,494	$-	$1,424,494

The components of acquired intangible assets as of September 30, 2016, and December 31, 2015 were as follows:

	30-Sep-16			31-Dec-15
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Customer relationships	$119,000	$(42,970)	$76,028	$119,000	$(13,222)	$105,778
Non-compete	55,000	(19,861)	35,139	55,000	(6,111)	48,889
Trademarks	89,000	(32,139)	56,861	89,000	(9,889)	79,111
Acquired intangible assets, net	$263,000	$(94,970)	$168,030	$263,000	$(29,222)	$233,788

Amortization expense for acquired intangible assets was $65,748, and $7,306 for the nine months September 30, 2016 and 2015, respectively.

F-12

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

During the nine months ended September 30, 2015, the Company recorded additions to acquired intangible assets of $263,000 as a result of the acquisition of Scoobeez. The components of the acquired intangibles assets added during the nine months ended September 30, 2015 were as follows:

	Nine Months Ended	Amortization
	30-Sep-15	Period
		(years)
Customer and vendor relationships	$119,000	3
Non-compete	55,000	3
Trademarks	89,000	3
Total	$263,000

 Estimated future amortization expense of acquired intangible assets as of September 30, 2016, was as follows:

2016 (3 months)	$21,919
2017	87,667
2018	58,444
Total	$168,030

As of September 30, 2016, the estimated remaining weighted-average useful life of the Company’s acquired intangibles was 1.9 years. The Company recognizes amortization expense for acquired intangibles on a straight-line basis.

NOTE 7. PROPERTY AND EQUIPMENT

At September 30, 2016 and December 31, 2015, property and equipment consisted of:

	September 30,	December 31,
	2016	2015
Furniture and fixtures	$40,652	$8,757
Office equipment	422,435	276,095
Vehicles	14,600	14,600
Leasehold improvements	212,357	25,073
	690,044	324,525
Accumulated depreciation	(148,570)	(19,815)
Total	$541,474	$304,710

During the nine months September 30, 2016 and 2015, depreciation expense was $129,272 and $517, respectively. As of September 30, 2016, equipment purchased under capital leases had a cost of approximately $321,000 and accumulated depreciation of approximately $111,000.

NOTE 8. RELATED PARTY TRANSACTIONS

As of September 30, 2016, and December 31, 2015, the Company has accrued officers’ compensation due to the Chief Executive Officer and Chief Financial Officer in the amount of $478,933 and $286,733, respectively.

During the nine months ended September 30, 2016, the Company received cash advances of $36,676 from its Chief Executive Officer. This amount was reflected in the note payable due to the same Officer. See Note 10.

During the nine months ended September 30, 2015, the Company advanced a total of $15,000 to its Chief Executive Officer. This amount was offset against the note payable due to the same Officer. See Note 10.

NOTE 9. LINE OF CREDIT

On November 30, 2015, the Company obtained a $400,000 revolving line of credit from Premier Business Bank to be used to fund operations. The line of credit has a maturity date of November 3, 2016 with a variable interest rate equal to the Wall Street Journal's prime rate plus 1.50% (5.00% at September 30, 2016); and a floor of 4.75% per annum. At September 30, 2016, the Company has drawn $385,000 on the line of credit. In addition, the line of credit is secured by all of the Company’s real and personal property (tangible or intangible) and contains various financial and non-financial covenants. As of September 30, 2016, the Company is in compliance with these covenants. Subsequent to September 30, 2016, a related party paid off the line of credit on behalf of the Company. The Company is in the process of formalizing a new agreement with the related party for the debt amount.

F-13

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 10. NOTES PAYABLE

Convertible Notes Payable

On December 31, 2013, the Company issued a non-interest bearing convertible promissory note ("CPN") of $150,000, due December 31, 2013, as payment for the accrued salary due to its Chief Financial Officer at that time. This CPN was then assigned to a third-party on the same day. This CPN could be converted at any time and had a conversion price of $0.0005 per share and did not provide for adjustment to the fixed conversion price based on split ratio. During the year ended December 31, 2015, the third party converted $1,425 of the CPN into 2,850,000 shares of the Company’s common stock. On June 30, 2016, the Company issued 5,100,000 shares of common stock as a final settlement of all amounts due under the CPN in the amount of $148,575. The shares were fair valued at $3,366,000 and the excess of fair value over the debt amount of $3,217,425 was recorded as loss on settlement of debt. The value of the shares was based upon the closing market price of the Company's common stock on the date of the settlement.

On October 1, 2014, the Company issued a CPN of $65,000 to an individual for consulting services related to marketing and website development. This CPN bore interest at a rate of 7.7% per annum and was due September 30, 2015. This CPN could be converted at any time and had a conversion price of $0.0004 per share and did not provide for adjustment to the fixed conversion price based on split ratio. During the year ended December 31, 2015, the noteholder converted $500 of the CPN into 1,250,000 shares of the Company’s common stock. The Company determined a beneficial conversion feature existed at the date of issuance and recorded $16,250 as a debt discount during the year ended December 31, 2014. During the nine months ended September 30, 2015, the Company amended the terms of the note to adjust the conversion price to a variable conversion price of 45% of the lowest trading price in the preceding 10 days, with a conversion price floor of $0.0004. As the modification was significant, it was treated as an extinguishment for accounting purposes. A new beneficial conversion feature was recorded on the date of modification in the amount of $64,500. Due to the short-term nature of the convertible promissory note, the discount was amortized using the straight-line method. The Company recorded amortization of debt discount of $76,688 as interest expense related to this note during the nine months ended September 30, 2015. On January 19, 2016, the Company settled all amounts due with principal of $64,500 and accrued interest of $6,545 under this CPN through a cash payment of $45,000 and issued 550,000 shares of common stock. The shares were fair valued at $57,750 and the excess of fair value over the CPN and accrued interest amount of $31,705 was recorded as loss on settlement of debt. The value of the shares was based upon the closing market price of the Company's common stock on the date of the settlement.

On October 10, 2014, the Company issued a CPN of $175,000 to an individual for consulting services related to identifying and evaluating mining projects in Mexico. This CPN bore interest at a rate of 9.875% per annum and was due October 9, 2015. This CPN could be converted at any time and had a conversion price of $2.07 and provides for adjustment to fixed conversion price based on split ratio. On August 6, 2015, the Company settled the CPN by issuing 20,000 shares of its common stock to the consultant, and the remaining principal balance of $162,400 and accrued interest of $13,506 has been forgiven by the noteholders and recorded as a gain from forgiveness of debt.

On October 30, 2014, the Company issued a CPN of $95,000 to an individual for consulting services. This CPN bore interest at a rate of 8.0% per annum and was due October 29, 2015. This CPN could be converted at any time and had a conversion price of $2.30 and provided for adjustment to fixed conversion price based on split ratio. On August 6, 2015, the Company settled the CPN by issuing 15,000 shares of its common stock as payment of to the consultant, and the remaining principal balance of $85,550 and accrued interest of $5,854 has been forgiven by the noteholders and recorded as a gain on settlement of debt.

On November 14, 2014, the Company issued a CPN of $50,000 to an individual for consulting services. The CPN bore interest at 6.5% per annum and was due November 13, 2015. This CPN could be converted at any time and had a conversion price of $1.61 and provided for adjustment to fixed conversion price based on split ratio. On August 6, 2015, the Company settled the CPN by issuing 15,000 shares of its common stock as payment of $9,450 to the consultant, and the remaining principal balance of $40,550 and accrued interest of $2,383 has been forgiven by the noteholders and recorded as a gain on settlement of debt.

F-14

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On August 27, 2015, with connection with the acquisition of Scoobeez, the Company issued two non-interest bearing convertible promissory notes “Notes” of $720,000 and $480,000, due August 26, 2016, to the two owners of Scoobeez in exchange for a total ownership interest of 76%. These Notes could be converted at or after the maturity date of the Notes, and the conversion price was based on the trailing 7-day volume weighted average price (VWAP) of the Company's common stock. The conversion price at the date of issuance was $0.53. The balance of these Notes as of December 31, 2015 was $1,200,000. If the Notes were held to maturity, derivative accounting will apply. On January 22, 2016, the Company settled one of the individuals Notes with a face value of $720,000 and rescinded his 15% equity interest in Scoobeez for a cash settlement of $125,000, of which $90,776 was applied to the note and $34,224 was applied to the equity interest. The remaining amount of the note of $629,224 was recorded as gain on settlement of debt. As a result of this settlement, Company’s ownership interest in Scoobeez increased to 91%. On March 31, 2016, the Company issued 1,800,000 common shares to the other individual as a settlement amount against the combined Notes of $540,000 (CNP of $480,000 and notes payable of $60,000). The shares were fair valued at $1,278,000 based on the closing market price of the Company's common stock on the date of the settlement, and the excess of fair value over the debt amount of $738,000 was recorded as loss on settlement of debt.

Debt Financing

During the nine months ended September 30, 2016, the Company obtained several merchant loans that total approximately $1,900,000 with several lenders to be used to fund operations. These loans include origination fees and have a maturity date of that ranges from 3 to 4 months with annual interest rates ranging from 12% to 33% and are secured by the Company’s accounts receivable. The net amount received by the Company was approximately $1,300,000 and approximately $600,000 was recorded as debt discount. During the nine months ended September 30, 2016, approximately $300,000 of the debt discount was amortized and recorded as interest expense. During the nine months ended September 30, 2016, the Company made payments of approximately $990,000. At September 30, 2016, the merchant loan net of the unamortized debt discount was approximately $600,000. These loans contain various financial and non-financial covenants. As of September 30, 2016, the Company is in compliance with these covenants.

Subsequent to September 30, 2016, the Company obtained several additional merchant loans with similar terms as noted in the above paragraph that total approximately $3,500,000 with several lenders to be used to fund operations.

On October 7, 2016, the Company issued a Senior Secured Convertible Debenture (“CN”) for $5,800,000 with Hillair Capital Investment L.P. (“Lender”). This CN has a quarterly interest only payment that bears interest at a rate of 8% per annum, and matures October 1, 2018. This CN can be converted at any time after the Original issue date until this debenture is no longer outstanding and has a conversion price of $0.50 and provides for adjustment to the fixed conversion price based on split ratio and stock dividends distributions, as well as for certain subsequent issuances of equity and convertible instruments as well as for revenue adjustments. The adjustment provisions contain a conversion price floor of $0.01. The Company also issued a Securities Purchase Agreement to the lender, which consists of issuing 1,650,000 of series A preferred stock and a warrant to purchases up to 11,600,000 of Company’s common stock with an exercise price of $0.50, exercisable on or before the expiration date. The exercise price of the warrants is subject to the same adjustment provisions as the CN. The warrants expire five (5) years from October 7, 2016. In addition, the NC is secured by all of the Company’s real and personal property (tangible or intangible) and contains various financial and non-financial covenants. The Company is still determining the accounting impact of this transaction.

F-15

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Notes Payable – related parties

The Company’s notes payable to related parties consist of the following:

	September 30,	December 31,
	2016	2015
0% note payable to Executive Officer, principal due on demand	$36,675	$-
6% note payable to the CEO, principal and accrued interest due on demand	18,479	229,413
0% note payable to a related individual, principal due on demand	-	60,000
Total notes payable to related parties	55,154	289,413
Less: current	(55,154)	(229,413)
Notes payable to related parties, non-current	$-	$60,000

Notes Payable

The Company’s notes payable consist of the following:

	September 30,	December 31,
	2016	2015

6% notes payable to a third-party, principal and accrued interest are due on demand	$27,386	$26,205
14% notes payable to an individual, principal and accrued interest are due in July 2017	501,944	-
10% notes payable to an individual, principal and accrued interest are due in July 2016	-	102,685
Two 0% notes payable to an individual, issued for services, principal due in 2016	-	50,000
8% notes payable to a third-party, with $175 monthly payments with a maturity of September 30, 2019, balance satisfied in full in February 2016	-	6,746
Total loans payable	529,330	185,637
Less: current	(529,330)	(32,951)
Loans payable, non-current	$-	$152,685

On June 30, 2016, the Company issued 975,000 shares as a final settlement to the noteholder in relation to his promissory notes above totaling $150,000 and accrued interest of $5,217. The shares were fair valued at $643,500 based on the closing market price of the Company's common stock on the date of the settlement, and the excess of fair value over the debt amount of $488,284 was recorded as a loss on settlement of debt.

NOTE 11. UNEARNED LICENSE FEE AND DEFERRED REVENUE

As of December 31, 2015, the Company had executed PSP license agreements for authorized territories of San Francisco, California for $270,000 in license fees; San Diego, California for $200,000; and Las Vegas, Nevada for $300,000 in license fees. These license agreements contain an initial term of five years. In May 2016, the Company cancelled the PSP license agreements with authorized territories of Nevada (“Licensee”). In connection with the cancellation, the Company issued the Licensee 627,300 common shares. The shares were fair valued at $445,383 based on the closing market price of the Company's common stock on the date of the settlement. The unrecognized portion of the deposit in the amount of $255,000 was netted against a net receivable balance due from the licensee in the amount of $8,609. The excess of fair value of the shares over the settlement amount of $198,992 was expensed within general and administrative expenses during the nine months ended September 30, 2016.

During the nine months ended September 30, 2016, the Company entered into verbal agreement with the licensee of authorized territories of San Francisco (“SF”) for an additional PSP license agreement for the Berkeley area for $250,000. This license agreement contains the same terms as the San Francisco license. In January 2017, the Company entered into a verbal agreement with the licensee to cancel both of these PSP license agreements. The Company is working with the licensee to draft a cancelling agreement that will take place in the first quarter of 2017. The unrecognized portion of the deposit will be netted against receivables due from the SF and any remaining amount due will be repaid.

F-16

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Licensee shall have an exclusive right within the scope of this agreement to perform the services using the Scoobeez system in the authorized territory. The Company will provide training, marketing or other support to the licensee.

The Company recorded the total license fee received as deferred revenue and will earn and record as license revenue over the initial period of 5 years. During the nine months ended September 30, 2016 and 2015, the Company recognized $129,583 and $5,000, respectively in PSP license agreement revenues. Deferred revenue was $596,672 as of September 30, 2016.

As of December 31, 2015, the Company had signed a future license agreement with two individuals for the right to become a future licensee when it becomes available. The deposit amount received under this agreement was $150,000. The Company record the total amount of $150,000 as unearned license fees at December 31, 2015. In February 2016, the Company cancelled the future license agreements with the two individuals for the right to become a future licensee. The Company paid back the deposit amount of $150,000.

NOTE 12. COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

The Company has various operating lease agreements for its office facilities which expire at various dates through March 2021. The terms of the lease agreements provide for rental payments on a graduated basis. The Company can, after the initial lease term, renew its leases for an additional five years under right of first offer terms at fair value at the time of renewal. The Company recognizes rent expense on a straight-line basis over the lease term.

The lease agreement for the facility located at 3710 Verdugo Rd. Montrose California, has provided for an option to purchase the facility for $1,750,000, from April 1, 2016 through January 5, 2019. Pursuant to the terms of this lease, the landlord will also reimburse $275,000 to the Company as a tenant allowance for the Company’s tenant improvements which is reflected within other assets on the accompanying consolidated balance sheet at September 30, 2016. As of September 30, 2016, the Company has not commenced any lease hold improvements and has not received any reimbursement. On November 17, 2016, the Company exercised the option and completed the purchase of the facility for $1,395,000. The initial option purchase price was reduced by the leasehold incentive amount of $275,000 and an additional discount of $80,000. On November 22, 2016, the Company sold the same facility to a third-party for $1,615,000. The Company is still determining the impact of this transaction.

On April 29, 2016, the Company signed a one-year commercial lease agreement for facility located at 396 S. Pasadena Ave, Pasadena California, which will expire in May 2017. The terms of the lease provide for equal monthly lease payments of approximately $7,047.

During the nine months ended September 30, 2016, the Company signed several commercial lease agreements for facilities located in various states. The terms of the lease agreements provide for equal monthly lease payments.

Rental expense was approximately $175,000 and $2,500 for the nine months September 30, 2016 and 2015, respectively.

During the nine months ended September 30, 2016, the Company signed two operating vehicle lease agreements for its officers, which expire in July 2017. The terms of the lease agreements provide for equal monthly lease payments of approximately $1,800. The Company made approximately $16,000 in lease payments for the nine months ended September 30, 2016.

Future minimum lease payments under the Company’s operating lease agreements that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 2016, were as follows:

Year Ending December 31,	Annual Rent
2016 (3 months)	$47,000
2017	176,000
2018	168,000
2019	149,000
2020	130,000
Thereafter	33,000
Total	$703,000

F-17

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Equipment Capital Leases

During the nine months ended September 30, 2106 and year ended December 31, 2015, the Company capitalized approximately $73,000 and $248,000, respectively, of office equipment with a two year, interest free, monthly lease installment payment plan, which expire at various dates through 2017 and 2018. During the nine months ended September 30, 2016 and year ended December 31, 2015, the Company paid approximately $115,600, and $18,600 in lease payments and the remaining lease obligation as of September 30, 2016, was approximately $186,600.

Future minimum lease payments under the Company’s capital lease agreements as of September 30, 2016, were as follows:

Year Ending December 31,	Annual Rent
2016 (3 months)	$36,700
2017	129,800
2018	20,100
Total	$186,600

Employment Agreement

Effective May 27, 2015, the Company is obligated to pay its Chief Executive Officer and the Chief Financial Officer a salary of $15,000 each per month with increases each succeeding year should the agreement be approved annually by the Company. There are also provisions for performance based bonuses. These agreements have not been formalized. During the nine months ended September 30, 2016 and 2015, the Company recorded $271,638 and $160,000, respectively, in officer compensation.

Pending Litigation

On October 27, 2015, a class action lawsuit was filed in Superior Court for the State of California in County of Los Angeles against the Company, Scoobeez, and Amazon alleging that delivery drivers or drivers’ associates for the new Amazon Prime Now service have been wrongfully paid as independent contractors. The Company is required to assess the appropriateness of the consolidated financial statement disclosures regarding this pending litigation. The Company's ability to assess this contingent liability depends upon receiving information from the Company's attorneys. As of February 2, 2017, all parties have agreed to settle the lawsuit for $720,000 and are pending the final settlement documents to be signed. Based on this status, the Company initially record a contingent liability of $700,000 in the estimated amount as of December 31, 2015 and increased the amount to actual as of September 30, 2016.

The following factors were considered in determining whether accrual and/or disclosure is required with respect to pending or threatened litigation and actual or possible claims and assessments:

●	The period in which the underlying cause of the pending or threatened litigation or of the actual or possible claim or assessment occurred from date of hire of plaintiffs to date of conversion to employee.

●	The degree of probability of an unfavorable outcome as per Company is probable, hence the Company has accrued the loss and disclosed the contingency.

●	The ability to make a reasonable estimate of the amount of loss equal to is approximately as per Management’s estimate.

The Company reviews these provisions at least quarterly and adjusts them accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information.

NOTE 13. STOCKHOLDERS' DEFICIT

Authorized Shares

As of September 30, 2016, the authorized capital stock of the Company consists of 20,000,000 shares of preferred stock, par value $0.001 per share and 1,200,000,000 shares of common stock, par value $0.0001 per share. As of September 30, 2016, the Company had 167,984,622 common shares issued and outstanding and 20 million preferred shares issued and outstanding.

F-18

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On March 3, 2015, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Company and by the majority shareholders, the Board of Directors of the Company created and authorized 20,000,000 shares of Preferred Stock of the Company with a par value of $0.001 (the “Series A Preferred Stock”). The stated value of the Series A Preferred Stock shall be the par value, $0.001. The holder of the Series A Preferred Stock shall have ten thousand (10,000) votes for every one vote of common stock. The shares of Series A Preferred Stock shall be convertible on a one for one hundred (100) basis with the common shares of the Company at any time after the date of issuance of such shares at the office of this Company into such number of fully paid and non-assessable shares of common stock of the Company.

In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holder of Series A Preferred Stock may at his sole option elect to receive, prior and in preference senior to any distribution of any of the assets of this Corporation to the holders of common stock or other classes of preferred stock by reason of their ownership thereof, an amount per share equal to $0.001 for the outstanding shares of Series A Preferred Stock.

On December 21, 2015, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Company and by the majority shareholders, the Board of Directors of the Company amended the conversion of Series A Preferred Stock from one for 100 to one for 15.

Reverse Split

The Company filed a Company Related Corporate Action Notification with FINRA to implement a 1-for- 2,300 reverse split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) with all the fractional shares rounded to the nearest whole, as authorized at a special meeting of shareholder held on April 16, 2015. The Reverse Stock Split became effective at the opening of trading on the OTC Pink Marketplace on May 19, 2015 (the “Effective Date”). As of the Effective Date, every 2,300 shares of issued and outstanding common stock were combined into one issued share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Total cash payments made by the Company to stockholders in lieu of fractional shares was not material. All share and per share amounts relating to the common stock, and the conversion ratios of preferred stock included in the financial statements and notes have been restated to reflect the reverse stock split.

Common Stock

During the nine months ended September 30, 2016, the Company issued 8,425,000 shares of common stock to certain notes holders as payment against certain convertible notes payable and other note payable. The shares were fair valued at $5,345,250, and the excess of fair value over the debt amount of $4,475,413 was recorded as a loss on settlement of debt. See Note 10 for additional information.

During the nine months ended September 30, 2016, certain shareholders contributed capital in the amount of $4,960 to the Company.

On January 1, 2016, the Company agreed to issue 319,784 shares to a consultant in lieu of marketing and consulting services provided by the consultant for period from January 1, 2016 to March 31, 2016. The shares were fair valued at $19,187 and recorded as consulting expense.

On February 1, 2016, the Company issued 1,595,000 restricted common shares to two individuals at a purchase price of $0.17 per share for total proceeds of $269,700.

On April 21, 2016, subject to the terms and conditions of the Stock Purchase Agreement by and between a third party, the Company issued 2,400,000 shares for an investment of $350,000. The Securities were issued with a restrictive legend.

On April 21, 2016, the Company issued 560,000 shares to a third party for certain settlement related to Scoobeez and Scoobeez NV LLC, a former licensee partner of Scoobeez. The shares were fair value at $397,600. See Note 11 for additional information.

On July 23, 2016, the Company issued 67,300 shares to unrelated parties for certain settlement related to Scoobeez and Scoobeez NV LLC, a former licensee partner of Scoobeez. the shares were fair value at $47,783. See Note 11 for additional information.

F-19

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 14. SUBSEQUENT EVENTS

On October 7, 2016, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Company and by the majority shareholders, the Board of Directors of the Company increased the number of authorized Series A Preferred Stock from 20,000,000 to 25,000,000 authorized shares.

The Company purchased the lease facility located at 3710 Verdugo Rd. Montrose California. Please refer to Note 12 for more details.

Debt Financing

On January 30, 2017, the Company issued a combined Senior Secured Convertible Debenture (“CN”) for $8,584,000 with Hillair Capital Investment L.P. (“Lender”). This CN combines previous Senior Secured Convertible Debenture (“CN”) for $5,800,000 issued on October 7, 2016. This CN has a quarterly interest only payment that bears interest at a rate of 8% per annum, and matures January 1, 2019.

For CN dated January 30, 2017, the Company issued a Securities Purchase Agreement to the lender, which consists of issuing 371,200 of Series and warrants to purchase up to 5,568,000 Company’s common stock with an exercise price of $0.50, exercisable on or before the expiration date.

For CN dated October 7, 2016, the Company issued a Securities Purchase Agreement to the lender, which consists of issuing 1,650,000 of Series and warrants to purchase up to 11,600,000 Company’s common stock with an exercise price of $0.50, exercisable on or before the expiration date.

Please refer to Note 10 for conversion and other similar provisions.

F-20

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

FINANCIAL STATEMENTS

as of

DECEMBER 31, 2015 & 2014

Together with

Report of Independent Registered Public Accounting Firm

F-21

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

ABT Holdings, Inc.

Pasadena, California

We have audited the accompanying consolidated balance sheets of ABT Holdings, Inc. (formerly known as ABT Mining Co.) and subsidiaries (collectively the “Company”), as of December 31, 2015, and 2014 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included the consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ABT Holdings, Inc. and subsidiaries, as of December 31, 2015, and 2014, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

 dbbmckennon

Newport Beach, California

December 14, 2016

F-23

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2015 AND 2014

	2015	2014
Assets
Current assets:
Cash	$1,094,696	$-
Accounts receivable	1,180,844	-
Other current assets	36,390	-
Total current assets	2,311,930	-

Property and equipment, net	304,710	-
Acquired intangible assets, net	233,778	-
Other assets	321,125	-
Goodwill	1,424,494	-
Total assets	$4,596,037	$-

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$526,173	$-
Accrued liabilities	681,035	127,650
Line of credit	385,000	-
Deferred revenue - current	155,000	-
Lease obligations - current	99,575	-
Notes payable - current	32,951	24,726
Convertible notes payable - current	784,500	522,812
Related party notes payable - current	229,413	8,000
Unearned license fees	150,000	-
Settlement liability	700,000	-
Total current liabilities	3,743,647	683,188

Notes payable - noncurrent	152,685	-
Convertible notes payable - noncurrent	628,575	-
Related party notes payable - noncurrent	60,000	-
Deferred revenue - noncurrent	576,252	-
Deferred rent and lease incentive liability - noncurrent	290,774	-
Lease obligations - noncurrent	129,797	-
Deferred tax liabilities	48,000	-
Total liabilities	5,629,730	683,188

Commitments and contingencies (Note 14)	-	-

Stockholders' Deficit:
Preferred stock, par value $0.001 20,000,000 shares authorized, 2015 and 2014, respectively	20,000	-
Common stock, par value $0.0001, 1,200,000,000 shares authorized; 154,617,538 and 467,538 shares issued and outstanding as of December 31, 2015 and 2014, respectively	15,462	46
Additional paid-in capital	5,198,555	3,772,906
Stock issuable	-	1,000,000
Accumulated deficit	(6,702,038)	(5,456,140)
Total parent stockholders' deficit	(1,468,021)	(683,188)
Noncontrolling interest	434,328	-
Total stockholders' deficit	(1,033,693)	(683,188)
Total liabilities and stockholders' deficit	$4,596,037	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-24

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

Revenues	$5,011,551	$-
Cost of revenues	3,638,600	-
Gross profit	1,372,951	-

Operating expenses:
General and administrative	1,115,027	521,279
Sales and marketing	38,900	-
Total operating expenses	1,153,927	521,279

Operating income (loss)	219,024	(521,279)

Other income (expense):
Interest expense	(125,690)	(11,340)
Other expense	(699,995)	-
Gain from extinguishment of debt	310,243	-
Loss from asset acquisition	(774,000)	-
Total other expense	(1,289,442)	(11,340)

Loss before provision for income taxes	(1,070,418)	(532,619)

Provision for income taxes	148,365	-
Net loss	$(1,218,783)	$(532,619)

Net income attributable to noncontrolling interest	27,115	-
Net loss attributable to controlling interest	$(1,245,898)	$(532,619)

Net loss per common share, basic and diluted	$(0.01)	$(1.14)
Weighted average number of common shares outstanding - basic and diluted	92,323,291	467,538

The accompanying notes are an integral part of these consolidated financial statements.

F-25

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

					Additional	Common		Total Parent		Total
	Preferred stock		Common stock		Paid-in	Stock	Accumulated	Stockholders'	Noncontrolling	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Issuable	Deficit	Deficit	interest	Deficit
December 31, 2013	-	$-	454,495	$45	$3,744,862	$1,000,000	$(4,923,521)	$(178,614)	$-	$(178,614)

Common shares issued for cash	-	-	13,043	1	9,999	-	-	10,000	-	10,000
Discount on convertible note	-	-	-	-	16,250	-	-	16,250	-	16,250
Contributed capital	-	-	-	-	1,795	-	-	1,795	-	1,795
Net loss	-	-	-	-	-	-	(532,619)	(532,619)	-	(532,619)
December 31, 2014	-	-	467,538	46	3,772,906	1,000,000	(5,456,140)	(683,188)	-	(683,188)

Common shares issued for asset (domain)	-	-	150,000,000	15,000	80,900	-	-	95,900	-	95,900
Preferred Series A shares issued for asset	18,400,000	18,400	-	-	159,700	-	-	178,100	-	178,100
Preferred Series A shares issued for services	1,600,000	1,600	-	-	74,900	-	-	76,500	-	76,500
Noncontrolling interest in subsidiary - value of 24% not owned by ABT Holdings, Inc.	-	-	-	-	-	-	-	-	407,213	407,213
Conversions of notes payable into common stock	-	-	4,150,000	416	33,009	-	-	33,425	-	33,425
Rescinded common shares	-	-	-	-	1,000,000	(1,000,000)	-	-	-	-
Contributed capital	-	-	-	-	12,640	-	-	12,640	-	12,640
Beneficial conversion feature in notes payable	-	-	-	-	64,500	-	-	64,500	-	64,500
Net loss attributable to controlling interest	-	-	-	-	-	-	(1,245,898)	(1,245,898)	-	(1,245,898)
Net income attributable to noncontrolling interest	-	-	-	-	-	-	-	-	27,115	27,115
December 31, 2015	20,000,000	$20,000	154,617,538	$15,462	$5,198,555	$-	$(6,702,038)	$(1,468,021)	$434,328	$(1,033,693)

The accompanying notes are an integral part of these consolidated financial statements.

F-26

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
OPERATING ACTIVITIES
Net loss	$(1,218,783)	$(532,619)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	49,037	-
Amortization of debt discount	76,688	4,062
Gain on forgiveness of debt	(310,243)	-
Loss from asset acquisition	774,000	-
Stock based compensation	76,500	-
Bad debt	40,000	-
Changes in operating assets and liabilities:
Accounts receivable	(1,180,844)	-
Prepaid and other current assets	(21,750)	-
Accounts payable	525,834	-
Accrued liabilities	649,104	508,664
Deferred revenue	731,252	-
Deferred rent and lease incentive liability	15,774	-
Deferred tax liabilities	48,000	-
Settlement liability	700,000	-
Unearned license fee	150,000	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,104,569	(19,893)
INVESTING ACTIVITIES
Other assets	(46,125)	-
Purchase of property and equipment	(69,191)	-
Acquisition of business, net of cash received	(34,581)	-
Issuance of note receivable	(100,000)	-
Payments received on note receivable	60,000	-
NET CASH USED IN INVESTING ACTIVITIES	(189,897)	-
FINANCING ACTIVITIES
Contributed capital	12,640	1,795
Proceeds from sales of common stock	-	10,000
Proceeds from line of credit	385,000	-
Proceeds from notes payable	120,000	-
Payments on notes payable	(20,554)	-
Proceeds from related party notes payable	-	8,000
Payments on related party notes payable	(298,400)	-
Payments on lease obligation	(18,662)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	180,024	19,795
NET INCREASE (DECREASE) IN CASH	1,094,696	(98)
CASH AT BEGINNING OF YEAR	-	98
CASH AT END OF YEAR	$1,094,696	$-
SUPPLEMENTAL CASH FLOW DISCLOSURE:
CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Notes payable issued for services	$50,000	$385,000
Conversions of notes payable into common stock	$33,425	$-
Common stock rescinded	$1,000,000	$-
Preferred shares issued for asset	$178,100	$-
Common shares issued for asset	$95,900	$-
Related party notes payable issued for asset	$507,500	$-
Convertible notes payable issued for acquisition of company	$1,260,000	$-
Property and equipment purchased with financing agreement	$248,034	$-
Lease incentive receivable	$275,000	$-
Acquisition of Scoobeez, Inc. (see Note 6)

The accompanying notes are an integral part of these consolidated financial statements.

F-27

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

ABT Holdings, Inc. (the “Company”), previously known as ABT Mining Co., was incorporated under the laws of the state of Idaho in 1957 under the original name of Abot Mining Company. The Company’s legal name was changed to ABT Mining Co. Inc. on March 1, 2007. Effective August 14, 2015, the Company’s legal name was changed to ABT Holdings, Inc.

The Company’s overall business strategy is to operate as a diversified holding company, which is primarily engaged in investing, acquiring, developing, operating and growing various businesses that will generate attractive returns, and provide significant free cash flow to the Company to maximize the value to its shareholders. Consequently, during the year ended December 31, 2015, the Company decided to take a more diversified approach to its current and future operations, which include, but are not limited to, acquisitions of advanced technology driven assets and businesses that improve value and productivity in critical areas of the value chain, enhance the life of end-users and customer experiences, and positively impact local and global commerce as it is rolled out in the domestic and international markets.

The Company’s target portfolio companies are designed to be market leaders in their respective sectors by providing critical products and services that enable them to re-imagine the current revenue model, improve customer service, and streamline the decision-making process.

Software Technology Assets - AutoClaim App and Autoclaim.com Domain Name

On May 27, 2015, the Company expanded its asset and business portfolio with the acquisition of an in-process mobile app asset, known as the AutoClaim App and the Autoclaim.com domain name. The AutoClaim App is a free mobile app that enables users to document vehicle accidents and manage the insurance claim process while giving them access to accident-related service providers. The AutoClaim App also provides users with non-accident and accident-related discounts and offers (collectively known as deals) for automobile-related products and services.

The AutoClaim App provides a series of benefits to auto insurance claim industry at an operational and strategic level including but not limited to improving customer service, streamlining data management for effective decision making on claims, improving capital efficiency by correctly managing claims portfolio and many other benefits.

The Company intends to generate revenues from the AutoClaim assets through:

●	Accident vendor referral services, through listings of accident service providers

●	Automobile-related discounts and deals from local, regional, and national vendors and service providers

●	User-data-based deals (weather-related, extended warranty, insurance, car lease or purchase) from local, regional, and national vendors

●	Customized white label mobile accident documentation systems for insurance companies, municipalities, governments and enterprises with large fleet vehicles

●	Data warehousing and management

The auto accident market represents an opportunity for providing mobile accident documentation connectivity to insurance carriers, auto accident-related vendors, and vehicle maintenance providers. The key features of the AutoClaim App include:

●	A step-by-step guide and checklist for documenting an auto accident.

●	A step-by-step guide and checklist for submitting an insurance claim.

●	A comprehensive accident follow-up-management platform.

●	Connectivity to insurance carriers.

●	A claims tracking system.

Access to a wide range of accident service providers and vendors, including vehicle repair shops, chiropractors, attorneys, and others, within the accident vicinity and in the home base of users to assist them through the claim process.

The commercial version of the AutoClaim App can significantly reduce the time and paperwork required in expediting the insurance claim documentation process. When commercial drivers are equipped with the AutoClaim App, they can quickly and easily document all post- accident events at the scene of the accident such as instant photographic exchange of all parties’ driver license & insurance, and registration documents thus eliminating information exchange errors. The App further records the time and pictures of the accident location, vehicle damage and injuries to all parties. The App will also make documents available for live viewing at the headquarters and management offices of respected companies nationwide.

For the year ended December 31, 2015, the Company has not earned any revenues in connection with the AutoClaim App.

F-28

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On-Demand Delivery Business – Scoobeez, Inc.

On August 27, 2015, the Company entered the mobile app driven hyper-efficient logistics industry through the acquisition of Scoobeez, Inc. ("Scoobeez”), a California Corporation incorporated in September 2014. Scoobeez began its operations to serve the Greater Los Angeles Area by providing local (five-mile radius) messaging and courier services. The Company is the majority shareholder in Scoobeez and manages its day-to-day operations.

Since August 2015, Scoobeez has made a paradigm shift in its business model by delivering last mile delivery solutions to major enterprises. Major online and traditional retailers, and on-demand app companies are seeking immediate customized door-to-door capabilities in hopes of winning loyalty from online shoppers. Scoobeez is merging their online and store operations with its creative delivery system to complete the full cycle of e-commerce.

Scoobeez services consist of an On Demand/One to Two Hours and Same Day/Next Day door-to-door logistics and real-time delivery services that primarily utilizes cars along with scooters and motorcycles to facilitate same day deliveries. Scoobeez generates revenues primarily when customers place an order for delivery through its website, its mobile application or one of its listed phones numbers.

At the end of December 31, 2015, Scoobeez operated in Northern and Southern California, and Nevada. Scoobeez has pre-existing contractual arrangements (“Main Contract”) with on-demand mobile apps, retailers, e-tailers, logistic companies, and carriers. These entities are engaged in the business of transporting products, including groceries, food from restaurants, alcohol, and other product lines carried by supermarket chains and retail warehouses to their customers/end-users from delivery stations, sort centers, fulfillment centers, and other distribution points, including merchant locations.

Scoobeez has contract agreements with large enterprise client(s), whereby Scoobeez (also known as the Delivery Service Provider, “DSP”) provides last mile logistics necessary to deliver packages to Enterprise Client’s customers. Scoobeez receives fees for services which are usually directly tied to planned routes. These routes are the number of deliveries in each area that Enterprise Client plans for a single person and Vehicle for delivery on a specific shift and day and that in turn is assigned by Scoobeez to a person and Vehicle for delivery on a specific shift and day.

Scoobeez trains its drivers ("Delivery Associates") for approximately two full weeks consisting of in-house presentations, as well as working full-length shifts during which they perform numerous practice deliveries and dry runs. At the fulfillment centers, Scoobeez dispatchers work side by side with Enterprise Client’s dispatchers in assigning work to and monitoring the Delivery Associates.

For On Demand/One to Two Hour Delivery, each Delivery Associate stationed at the fulfillment centers receives a route planner slip ranging from 1 to 2-hour routes, number of the assigned packages, the sequence of deliveries, estimated transit time between deliveries, and customers’ names and addresses. After finishing one window’s deliveries, Delivery Associates return to the fulfillment center (or merchant location) to receive their assignments for the next delivery window. The only material variation for Delivery Associates stationed at merchant locations is that they receive their assignments via the Mobile App, instead of at the warehouse. Delivery Associates perform all of the delivery jobs in their personal vehicles.

During the first quarter of fiscal 2016, Scoobeez launched its Same Day/Next Day Delivery. Under this business segment, each Delivery Associate usually uses Scoobeez’ rented, leased or owned cargo vans. In some cases, Delivery Associate may use their personal vans. The Delivery Associates typically receives a route planner slip ranging from 6 to 10-hour routes, number of the assigned packages ranging from 80 to 120 packages, sequence of deliveries, estimated transit time between deliveries, and customers’ names and addresses. See Note 6 for additional information.

As of January 15, 2016, Scoobeez reclassified all its Delivery Associates as W-2 employees. Delivery Associates compensation now includes overtime, double-time, an hourly reimbursement rate and tips, and employee drivers are provided with pay stubs listing the pay period, hours worked, the rate of pay, tips, and tax withholdings. See Note 14 for accrual of potential contingencies related to the Delivery Associates' previous classification as independent contractors.

In certain scenarios, Scoobeez subcontracts part or all of the Main Contract to a qualified Service Provider, who desires to perform services, including offering messenger, preferred delivery and courier services. As part of the subcontract, Scoobeez often charges a Preferred Service Provider (“PSP”) fee to the Service Provider in the range of $200,000 to $300,000 paid at the time of signing the subcontract. This fee allows the Service Provider the first right of refusal in the event Scoobeez desires to offer new Logistics Service Agreements in the Authorized Territory.

F-29

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Discontinued Exploration of Mining Option

Prior to September 28, 2015, the Company was an exploration stage company with a main focus in Nayarit, Mexico from December 11, 2011, which did not realize any revenues from its planned operations. It was primarily engaged in the acquisition, exploration and development of mineral properties.

On September 28, 2015, the Company decided not to engage in the exploration, discovery and production of precious and semi-precious metals and metal properties. The Company rescinded its option agreement on its Aztlan 8 B mining claim in Nayarit, Mexico. The Company is no longer involved in any mining activities at this point. Please refer to Note 9 for additional information.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements includes the accounts of ABT Holdings, Inc and Scoobeez, excluding the 24% non-controlling interest. All significant intercompany accounts and transactions have been eliminated. The consolidated statements of operations include the results of entities acquired from the date of the acquisition for accounting purposes.

Non-Controlling Interests

Non-controlling interests represent the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The Company’s accompanying consolidated financial statements include all assets, liabilities, revenues and expenses at their consolidated amounts, which include the amounts attributable to the Company and the non-controlling interest. The Company recognizes as a separate component of equity and earnings the portion of income or loss attributable to non-controlling interests based on the portion of the entity not owned by the Company.

The Company adopted the provisions of the Financial Accounting Standards Board's ("FASB") authoritative guidance regarding non-controlling interests in consolidated financial statements. The guidance requires the Company to clearly identify and present ownership interests in subsidiaries held by parties other than the Company in the consolidated financial statements within the equity section. It also requires the amounts of consolidated net earnings attributable to the Company and to the non-controlling interests to be clearly identified and presented on the face of the consolidated statements of operations. At December 31, 2015, the Company owned 76% of Scoobeez and 24% is owned by the former individual shareholders; see Note 6 for additional information.

Financial Statement Preparation and Use of Estimates

The Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, goodwill, depreciable lives of property and equipment, recoverability of intangible assets with finite lives and other long-lived assets, legal contingencies and stock-based compensation. Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Cash includes demand deposits with banks or financial institutions. Cash equivalents include short-term, highly liquid investments that are both readily convertible to known amounts of cash, and that are so near their maturity that they present minimal risk of changes in value because of changes in interest rates. The Company’s cash equivalents include only investments with original maturities of three months or less. The Company regularly maintains cash in excess of federally insured limits at financial institutions.

Accounts Receivable

Accounts receivable primarily represents the amount due from one customer for which almost all of our revenues are generated. Receivables from this customer are due on a net 30 days basis. At December 31, 2015, the Company has determined that no allowance is required. Bad debt expense for the year ended December 31, 2015 was not significant.

Advertising

The Company recognizes advertising expenses when incurred. The Company incurred approximately $15,800 and $150 in advertising costs for the years ended December 31, 2015 and 2014, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful life of each type of asset which ranges from three to five years. Leasehold improvements are depreciated over the life of the asset or the corresponding lease agreement, whichever is shorter. Major improvements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Upon retirement or disposition, the related costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are credited or charged to income.

F-30

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Intangible Assets

Intangible assets with finite useful lives are amortized using the straight-line method over their useful lives and are reviewed for impairment. The Company evaluates intangible assets and other long-lived assets for impairment whenever events or circumstances indicate that they may not be recoverable, or at least annually. Recoverability is measured by comparing the carrying amount of an asset group to the future undiscounted net cash flows expected to be generated by that asset group. If this comparison indicates impairment, the amount of impairment to be recognized is calculated as the difference between the carrying value and the fair value of the asset group, generally measured by discounting estimated future cash flows.

Goodwill

Goodwill represents the excess of the cost of an acquired business over the fair value of the assets acquired at the date of acquisition. Absent any special circumstances that could require an interim test, the Company has elected to test for goodwill impairment at September 30 of each year.

The Company tests for impairment using a two-step process. The first step of the goodwill impairment test identifies if there is potential goodwill impairment. If step one indicates that an impairment may exist, a second step is performed to measure the amount of the goodwill impairment, if any, by comparing the implied fair value of goodwill with the carrying amount. If the implied fair value of goodwill is less than the carrying amount, a write-down is recorded. The Company determined there was no goodwill impairment during the year ended December 31, 2015.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities, which consist of cash, accounts receivable, other current assets, accounts payable, accrued liabilities, related parties and other notes payable, approximate their fair value due to the short maturity of such instruments. The Company does not have any level 2 or 3 financial instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange, or credit risks arising from these financial instruments.

Lease Incentive Receivable and Liability

For the Company’s operating leases, the Company recognizes rent expenses on a straight-line basis over the term of the leases. Accordingly, the Company records the difference between cash rent payments and the recognition of rent expenses as a lease incentive liability in the consolidated balance sheets. The Company has landlord-funded leasehold improvements that are recorded as lease incentive receivable which are being amortized as a reduction of rent expense over the non-cancelable terms of the operating leases.

F-31

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

On-Demand Delivery Business

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable and (iv) collectability is reasonably assured. The Company considers a signed agreement, a binding contract with the customer or other similar documentation reflecting the terms and conditions under which products or services will be provided to be persuasive evidence of an arrangement.

The Company generates local revenues primarily when customers place an order for delivery through our website, our mobile application or one of the Company’s listed phone numbers. Revenues are generally recognized as soon as our Delivery Associate ("DA") makes the delivery.

Scoobeez generates revenues from the Enterprise Client when the Enterprise Client’s customer or end-user places an order on the platform through their mobile applications for a two-hour delivery or one-hour delivery, and those order requests (“Deliverables”) are delivered by Scoobeez’s DAs in coordination with Scoobeez’s Dispatcher or Enterprise Client’ designees from delivery stations, sort centers, fulfillment centers, and/or other distribution points (including merchant locations) (collectively known as the “Distribution Points”). These deliverables are accepted by Scoobeez Monday through Sunday, 365 days a year, at times and days designated by our Enterprise Client. Revenue is recognized once delivery is made.

Tips received by our DAs are reimbursed by the Enterprise Client and paid out to DAs. The Company recognizes these tips as flow throw income and expenses.

In certain scenarios, Scoobeez subcontracts (“Logistics Services Agreement - LSA”) the Main Contract to a Service Provider, who desires to perform services, including offering messenger, preferred delivery and courier services to such persons as it shall be directed by Scoobeez. The PSP fee for this limited Authorized Territory in this Agreement will generally range from $200,000 to $300,00 paid at the time of signing the Agreement. This fee allows the Service Provider the first right of refusal in the event Scoobeez desires to offer new Logistics Service Agreements in the Authorized Territory. The initial payments are recorded as deferred revenues, and license revenues are recognized over the terms of the agreement on a straight-line basis, generally three to five years.

In accordance with Accounting Standards Codification ("ASC") 605-45, Principal Agent Considerations, the gross sales of the Service Provider will be included/consolidated with the Company’s revenues. The amount of revenue recorded by the Company is based on the entire amount generated from the reports between Scoobeez and Enterprise Client or other similar business or enterprise customers. The contractual rates with the Service Provider will be paid to the Service Provider and will be recorded as Cost of Sales. The administrative costs incurred for processing the transactions and providing support services are included in General and Administrative expenses in the consolidated statements of operations.

Other costs of revenue consist of mainly the labor costs of dispatchers and drivers.

Concentrations of Credit Risk

Cash

The Company maintains its cash balances at a single financial institution. The balance may at times exceed insured limits.

Revenues

During the year ended December 31, 2015, the Company has one significant customer. Revenues generated from this single customer represented approximately 97% of total revenue for the year ended December 31, 2015. Approximately 100% of accounts receivable was due from this single customer at December 31, 2015. The loss of this customer would have a significant impact on the Company's operations.

F-32

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Legal Proceedings

The Company is currently involved in certain legal proceedings. The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of a loss related to pending legal proceedings when the loss is considered probable and the amount can be reasonably estimated. Where a range of loss can be reasonably estimated with no best estimate in the range, the Company records the minimum estimated liability. As additional information becomes available, the Company assess the potential liability related to pending legal proceedings and revises its estimates and updates its disclosures accordingly. The Company’s legal cost associated with defending itself are recorded to expense as incurred.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with the applicable FASB ASC 360, Property, Plant and Equipment. Under the standard, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, when the carrying value of the asset exceeds the fair value.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted tax rates that are applicable in a given year.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision for income taxes in the consolidated statements of operations. Management of the Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

Stock-Based Compensation

The Company records stock based compensation in accordance with the guidance in ASC 505, Equity and ASC 718, Compensation - Stock Compensation which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services.

Convertible Debentures

Accounting for convertible instruments (ASC 470-20), convertible instruments (primarily convertible debt and convertible preferred stock) should be further analyzed when the embedded conversion feature is not bifurcated pursuant to ASC 815, including ASC 815-40, because there may be further accounting for the conversion option.

The cash conversion guidance in ASC 470-20, Debt with Conversion and Other Options, is considered when evaluating the accounting for convertible debt instruments (this includes certain convertible preferred stock that is classified as a liability) to determine whether the conversion feature should be recognized as a separate component of equity. The cash conversion guidance applies to all convertible debt instruments that upon conversion may be settled entirely or partially in cash or other assets where the conversion option is not bifurcated and separately accounted for pursuant to ASC 815.

F-33

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20, Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive, they are not considered in the computation. As of December 31, 2015, the Company had approximately 778.4 million potential dilutive shares related to four convertible notes and 20 million preferred shares which were excluded from the diluted net loss per share as the effects would have been anti-dilutive. As of December 31, 2014, the Company had approximately 462.7 million potential dilutive shares related to five convertible notes which were excluded from the diluted net loss per share as the effects would have been anti-dilutive.

Recent Accounting Pronouncements

In November 2015, the FASB issued Accounting Standards Update ("ASU") 2015-17, Income Taxes – Balance Sheet Classification of Deferred Taxes. The purpose of the standard is to simplify the presentation of deferred taxes on a classified balance sheet. Under current GAAP, deferred income tax assets and liabilities are separated into current and noncurrent amounts in the balance sheet. The amendments in ASU 2015-17 require that all deferred tax assets and liabilities be classified as noncurrent in the balance sheet.  The ASU is effective beginning in the first quarter of 2017, but with early adoption permitted, and may be applied either prospectively or retrospectively. The Company has elected to early adopt ASU 2015-17 on a retrospective basis effective in the fourth quarter of 2015. The adoption of ASU 2015-17 impacted the presentation of the Company’s deferred tax assets and liabilities in the consolidated balance sheets and certain disclosures, but did not have an impact on the results of operations or cash flow fair values. See Note 16 for further details.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which eliminates the requirement to account for adjustments identified during the measurement-period in a business combination retrospectively. Instead, the acquirer must recognize measurement-period adjustments during the period in which they are identified, including the effect on earnings of any amounts that would have been recorded in previous periods had the purchase accounting been completed at the acquisition date. ASU 2015-16 will be effective for the Company in the first quarter of 2016 with early adoption permitted. The adoption of ASU 2015-16 is expected to eliminate costs related to retrospective application of any measurement-period adjustments that may be identified, but otherwise is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In April 2015, the FASB issued ASU 2015-05, Intangibles - Goodwill and Other – Internal Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement, which provides guidance on accounting for fees paid in a cloud computing arrangement. Under ASU 2015-05, if a cloud computing arrangement includes a software license, the software license element should be accounted for consistent with the purchase of other software licenses. If the cloud computing arrangement does not include a software license, it should be accounted for as a service contract. ASU 2015-05 will be effective for the Company in the first quarter of 2016 and may be applied either prospectively or retrospectively. The Company has elected to apply ASU 2015-05 prospectively; however, its adoption is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2014, the FASB issued ASU No.  2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific requirements. ASU 2014-09 establishes a five-step revenue recognition process in which an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts with customers. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU  2014-09 by one year. ASU 2014-09 will be effective for the Company in the first quarter of 2018.

F-34

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Management is currently evaluating the impact the adoption of ASU 2014 - 09 will have on the Company’s consolidated financial position, results of operations or cash flows. The Company currently anticipates applying the modified retrospective approach when adopting the standard.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements Going Concern, which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. The guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In April 2015, FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of debt issuance costs will continue to be reported as interest expense. ASU 2015-03 is effective for annual reporting periods beginning after December 15, 2015. Early adoption is permitted.  The guidance did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for a public entity. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 3. MANAGEMENT'S PLANS

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company’s ability to continue as a going concern may be dependent on the success of management’s plans discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

To the extent the Company’s operations are not sufficient to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or attempt to raise capital through the sale of additional capital stock or through the issuance of debt. During the period from January 1, 2016 through the issuance date of these consolidated financial statements, the Company issued 3,995,000 shares of its common stock for net cash proceeds of approximately $620,000. In addition, in June 2016, the Company issued a promissory note in the amount of $500,000 with an individual. The Company intends to continue its efforts in growing its facilities service operations, as well as raising funds through private placement offering and debt financing. See Note 17 for additional issuances and borrowings.

NOTE 4. OTHER CURRENT ASSETS AND OTHER assetS

At December 31, 2015, other current assets consist mainly of approximately $12,750 in advances to employees and $13,600 in advances to the former officer of Scoobeez, as well as $10,000 in prepaid rent. These advances bear no interest and are due on demand.

On September 1, 2015, the Company advanced $100,000 to a third party through an unsecured promissory note that was due on October 1, 2015. As of December 31, 2015, $40,000 remained outstanding on the note. This was written off as uncollectible during the year ended December 31, 2015.

At December 31, 2015, other assets consist of approximately $46,000 in rent security deposits and $275,000 in lease incentive receivable; see Note 14 for additional information.

F-35

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. Acquisition of software technology asset

On May 27, 2015, the Company entered into two agreements with Shahan Ohanessian (the “Seller”) whereby, the Company acquired all powers and privileges of the AutoClaim Domain and AutoClaim App including but not limited to make, have made, use, or sell under patent law; to copy, adapt, distribute, display, and perform under copyright law; and to use and disclose under trade secret law, embodied in or comprising the AutoClaim Domain and AutoClaim App. The Company also has retained the services of the Seller to exploit the AutoClaim App and seek other opportunities for expansion into other APP product and services. The Company also has retained the services of the Seller to exploit the AutoClaim App and seek other opportunities for expansion into other App product and services.

In connection with these agreements, the Company issued 150,000,000 common shares, 18,400,000 shares of Series A Preferred Stock and a Promissory Note in the amount of $500,000. The Company valued the common shares and Series A Preferred Stock at $274,000 based upon a third-party valuation in which used the cost approach to determine the fair value. This cost approach took into consideration what it would cost the Company to develop the assets to the point in which they were purchased. At the time of purchase, the AutoClaim App required additional development.

Under ASC 805, a business combination occurs when an entity obtains control of a business by acquiring its net assets, or some or all of its equity interests. A business generally will consist of the following three elements: (1) inputs, (2) processes applied to those inputs and (3) outputs that are used to generate a return to investors. This transaction does not fall under the business combination accounting treatment, as the assets purchased do not constitute a business as they lack the three elements and activities, and has been accounted as an asset purchase. The products referred to above have never generated revenues.

Due to several factors, including industry competition, additional costs to be incurred to complete the assets for market, as well as marketing and sales, the uncertainty of future cash flows to be derived from these assets, and the continuing involvement of the Seller, the value of the consideration issued in connection with the above transactions was expensed on the acquisition date.in the accompanying consolidated statement of operations. The Company continues to pursue the development and launch of AutoClaim App as discussed in Note 1 and below.

AutoClaim App Development

The AutoClaim App was completed in June 2016. The completion included but not limited to: back office reporting and analytics, user management, listing management, permission/app management, payment integration with various merchant services, membership system for featured and advertising, iOS and Android application, and data integration, where the Company has integrated all the information with over 55,000 listings for the local deal section.

The AutoClaim App was submitted to Apple and Google Play in June 2016 and was approved in the month of July 2016. The soft launch of the AutoClaim App was successfully completed in July 2016 as the AutoClaim App was placed in the Apple and Google Play for beta testers with limited access and can be downloaded by invite only. The Company is currently evaluating user experience and usability of key features of the AutoClaim App.

The Company is currently developing a highly interactive website for the AutoClaim App and preparing marketing and sales strategy. The AutoClaim App is expected to be officially launched to the public in the first quarter of fiscal 2017 and shall be available for free download from Apple Store and Google Play. The Company expects to earn recurring advertising rebates, commission, and/or subscription fees from accident service providers, including tow trucks, body shops, doctors, auto repair shops, windshield repair vendors, attorneys, marketing agencies, and others.

NOTE 6. Acquisition of business

On August 27, 2015, the Company entered into a formal agreement to purchase 76% of outstanding equity of Scoobeez for $36,000 in cash, a $60,000 short term note payable and $1,200,000 in convertible promissory notes totaling $1,296,000 in consideration.

The excess of the consideration transferred in the acquisition over the net amounts assigned to the fair value of the assets acquired was recorded as goodwill, which represents the opportunity to expand the on-demand delivery services and enhance the breadth and depth of the Company’s networks. The goodwill related to this acquisition of $1,424,494 is expected to be deductible for income tax purposes through amortization over 15-year period.

There were no acquisition-related costs incurred to effect the acquisition and no such costs have been expensed during the period. The Company conducted its own internal valuation analysis and no finder's fees, advisory, legal, accounting, valuation, and other professional or consulting fees were paid out. The general administrative costs, including the costs of maintaining acquisition documentation, and costs of registering and issuing debt and equity securities were incurred by the Company.

F-36

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The assets acquired and liabilities assumed of Scoobeez were recorded at their estimated fair values as of the closing dates of August 27, 2015. The following table summarizes the final purchase price allocation of acquisition-date fair values of the assets and liabilities acquired in connection with the Scoobeez acquisition:

Cash and cash equivalents	$1,419
Loan receivable from officer	14,640
Customer relationships	119,000
Non-compete	55,000
Trademarks	89,000
Goodwill	1,424,494
Accounts payable	(340)
Total purchase price plus cash acquired	1,703,213
Cash acquired	(1,419)
Fair value of non-controlling interest	(407,213)
Fair value of notes payable issued	(1,260,000)
Net cash paid	$34,581

The estimated fair values of the intangible assets acquired was determined based upon a third-party valuation using a combination of the income and cost approaches to measure the fair value of the customer relationships, non-competes and trademarks. The fair value of the non-competes was measured based on variation of income approach, typically a “with-without” enterprise cash flow analysis. The fair value of the trademarks was measured based on the relief from royalty method. The income approach, specifically the residual earnings method, was used to value the customer relationships.

The initial fair value of non-controlling interest was calculated by multiplying the fair value of the net identifiable assets acquired from Scoobeez by the non-controlling percentage:

Cash and cash equivalents	$1,419
Loan receivable from officer	14,640
Customer relationships	119,000
Non-compete	55,000
Trademarks	89,000
Goodwill	1,418,000
Accounts payable	(340)
Total fair value of net identifiable assets	1,696,719
Non-controlling interest percentage of ownership	24%
Fair value of non-controlling interest	$407,213

The results of operations of Scoobeez have been included in the Company’s consolidated financial statements since August 28, 2015. The total amount of revenues and net income from the acquisitions included in the Company’s operating results since the respective acquisition dates through December 31, 2015 were $5,011,551 and $112,981, respectively.

The following unaudited pro forma information presents a summary of the operating results of the Company for the year ended December, 2015 as if the acquisition had occurred on January 1, 2015:

Year Ended
December 31, 2015
Revenues	$5,116,196
Net loss	(1,233,507)
Net loss per common share - basic and diluted	$(0.01)
Weighted average number of common shares outstanding - basic and diluted	92,323,291

Unaudited pro forma information was not provided for the year ended December 31, 2014 as Scoobeez did not have any significant operations prior to 2015. The unaudited pro forma revenues and net income are not intended to represent or be indicative of the Company’s consolidated results of operations or financial condition that would have been reported had the acquisitions been completed as of the beginning of the periods presented and should not be taken as indicative of the Company’s future consolidated results of operations or financial condition.

F-37

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Scoobeez, Inc. – Growth in On-Demand Delivery Business

As of the issuance date of these consolidated financial statements, Scoobeez currently operates in Northern and Southern California, Illinois, Texas and Nevada.

For its On Demand/One to Two Hour Delivery services, the Company is operating and contracting for 10 distribution points/locations at the end of September 30, 2016. These locations are San Francisco, CA, Redondo Beach, CA, Santa Monica, CA, Irvine, CA, Silver Lake, CA, San Diego, CA, Berkeley, CA, Sacramento, CA, Chicago, IL, Las Vegas, NV.

For its Same Day/Next Day Delivery services, the Company is operating and contracting for 23 distribution points/locations at the end of September 30, 2016. These locations are Alsip, IL, Chicago, IL, Lisle, IL, Farmers Branch, TX, Garland, TX, Ft. Worth, TX, Inglewood, CA, Buena Park, CA (A), Commerce, CA, Irvine (2), CA, Riverside, CA, Hawthorne, CA, Miami (2), FL, Miami Gardens, FL, San Diego, CA, Carlsbad, CA, San Jose, CA, San Leandro, CA, San Francisco, CA, Richmond, CA and San Antonio, TX.

NOTE 7. Goodwill and Acquired Intangible Assets

The changes in the carrying amount of goodwill for the years ended December 31, 2015 and 2014 were as follows:

	Goodwill	Impairment Losses	Net Book Value
Balance as of December 31, 2014	$-	$-	$-
Acquisitions	1,424,494	-	1,424,494
Balance as of December 31, 2015	$1,424,494	$-	$1,424,494

The components of acquired intangible assets as of December 31, 2015, were as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Customer Relationships	$119,000	$(13,222)	$105,778
Non-compete	55,000	(6,111)	48,889
Trademarks	89,000	(9,889)	79,111
Acquired intangible assets, net	$263,000	$(29,222)	$233,778

There were no acquired intangible assets as of December 31, 2014.

Amortization expense for acquired intangible assets was $29,222 and $0 for the years ended December 31, 2015 and 2014, respectively.

During the year ended December 31, 2015, the Company recorded additions to acquired intangible assets of $263,000 as a result of the acquisition of Scoobeez. The components of the acquired intangibles assets added during the year ended December 31, 2015 were as follows:

	Year Ended
	December 31, 2015	Amortization Period (Years)
Customer and vendor relationships	$119,000	3
Non-compete	55,000	3
Trademarks	89,000	3
Total	$263,000

Estimated future amortization expense of acquired intangible assets as of December 31, 2015, will be follows for the years ending:

2016	$87,667
2017	87,667
2018	58,444
Total	$233,778

As of December 31, 2015, the estimated remaining weighted-average useful life of the Company’s acquired intangibles was 2.8 years. The Company recognizes amortization expense for acquired intangibles on a straight-line basis.

F-38

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. PROPERTY AND EQUIPMENT

At December 31, 2015 and 2014, property and equipment consisted of the following:

	December 31, 2015	December 31, 2014
Furniture and fixtures	$8,757	$-
Office equipment	276,095	-
Vehicles	14,600	-
Leasehold improvements	25,073	-
	324,525	-
Accumulated depreciation	(19,815)	-
Total	$304,710	$-

During the years ended December 31, 2015 and 2014, depreciation expense was $19,815 and $0, respectively. As of December 31, 2015, equipment purchased under capital leases had a cost of $248,034 and accumulated depreciation of $15,681.

NOTE 9. DISCONTINUED EXPLORATION OF MINING OPTION

On December 6, 2011, the Company entered into an option agreement with Rising Star Mining for the exploration and development of Aztlan 8B property in Nayarit, Mexico, and valued its investment at the total of the cash paid of $50,000 and the market price of its stock to be issued on the date of the agreement, or 20,000,000 shares at the closing price of $0.05, for a total value of $1,050,000. In 2012, the Company invested a total of $35,000 in cash for additional rights to receive profits on reprocessing of silver tailings and grounded ore from previous production runs.

During the year ended December 31, 2013, the Company reevaluated its Mining Investment in Aztlan 8B and determined that the Mining Investment amount exceeded the undiscounted future cash flows expected to be generated after the exploration and development of the asset. The Company assessed that Company’s right to explore Aztlan 8B project will expire by the end of December 31, 2013 with no expectation of renewal. The Company further estimated that it is not in its best interest to budget for further exploration or evaluation expenditure in the area. At December 31, 2013, the Company wrote off the investment of $1,085,000 as non-collectable and worthless and recorded an impairment loss in the same amount. The book value of the investment was zero at December 31, 2013.

On September 28, 2015, the Company informed Rising Star that it will no longer be involved in mining activities and rescinded and cancelled all agreements and discussions with Rising Star for exploration and development of mining projects in Nayarit, Mexico. The Company is no longer obligated to issue the common stock equal to $1,000,000 or to make any payments in relation to the development of mining properties. The $1,000,000 stock issuable has been removed and adjusted to the Additional Paid in Capital account. There were no significant activity, assets, or liabilities as of and for the years ended December 31, 2015 and 2014 related to these mining activities that would necessitate the presentation of discontinued operations in the accompanying financial statements.

NOTE 10. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2014, the Company received advances from the Chief Financial Officer totaling $8,000. These advances did not bear interest and were due on demand. The Company paid the outstanding amount owed in September 2015.

As of December 31, 2015, and 2014, the Company has accrued officers’ compensation due to the Chief Executive Officer and Chief Financial Officer in the amount of $186,733 and $121,233, respectively.

As of December 31, 2015, the Company advanced a total of $190,400 to its Chief Executive Officer. This amount was offset against the note payable due to the same Officer. See Note 12.

On December 31, 2013, the Company issued a non-interest bearing convertible promissory note of $150,000, due December 31, 2013, as payment for the accrued salary of its Chief Financial Officer. Please see Note 12 for more details.

On May 27, 2015, the Company issued 150,000,000 Common Shares and a Promissory Note in an amount of $500,000 to its Chief Executive Officer, pursuant to the Asset Purchase Agreement. Please see Notes 5 and 12 for more details.

On May 27, 2015, the Company issued 18,400,000 shares of Series A Preferred Stock to its Chief Executive Officer, pursuant to the Asset Purchase Agreement. Please see Note 5 for more details.

F-39

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. LINE OF CREDIT

On November 30, 2015, the Company obtained a $400,000 revolving line of credit from Premier Business Bank to be used to fund operations. The line of credit has a maturity date of November 3, 2016 with a variable interest rate equal to the Wall Street Journal's prime rate plus 1.50% (5.00% at December 31, 2015); and a floor of 4.75% per annum. At December 31, 2015, the Company has drawn $385,000 on the line of credit. In addition, the line of credit is secured by all of the Company’s real and personal property (tangible or intangible) and contains various financial and non-financial covenants. As of December 31, 2015, the Company is in compliance with these covenants.

NOTE 12. NOTES PAYABLE

Convertible Notes Payable

On December 31, 2013, the Company issued a non-interest bearing convertible promissory note ("CPN") of $150,000, due December 31, 2013, as payment for the accrued salary due to its Chief Financial Officer at that time. This CPN was then assigned to a third-party on the same day. This CPN can be converted at any time and has a conversion price of $0.0005 per share and does not provide for adjustment to the fixed conversion price based on split ratio. During the year ended December 31, 2015, the third party converted $1,425 of the CPN into 2,850,000 shares of the Company’s common stock. The balance of the CPN as of December 31, 2015, was $148,575. On June 30, 2016, the Company issued 5,100,000 shares as a final settlement of all amounts due under the CPN.

On October 1, 2014, the Company issued a CPN of $65,000 to an individual for consulting services related to marketing and website development. This CPN bears interest at a rate of 7.7% per annum and was due September 30, 2015. This CPN can be converted at any time and has a conversion price of $0.0004 per share and does not provide for adjustment to the fixed conversion price based on split ratio. During the year ended December 31, 2015, the noteholder converted $500 of the CPN into 1,250,000 shares of the Company’s common stock. The balance of the CPN as of December 31, 2015, was $64,500. The Company determined a beneficial conversion feature existed at the date of issuance and recorded $16,250 as a debt discount during the year ended December 31, 2014. During the year ended December 31, 2015, the Company amended the terms of the note to adjust the conversion price to a variable conversion price of 45% of the lowest trading price in the preceding 10 days, with a conversion price floor of $0.0004. As the modification was significant, it was treated as an extinguishment for accounting purposes. A new beneficial conversion feature was recorded on the date of modification in the amount of $64,500. Due to the short-term nature of the convertible promissory note the discount was amortized using the straight-line method. The Company recorded amortization of debt discount of $76,688 and $4,062 as interest expense for the years ended December 31, 2015 and 2014, respectively. The unamortized debt discount was $0 and $12,188 at December 31, 2015 and 2014, respectively. On January 19, 2016, the Company settled all amounts due under this CPN through a cash payment of $45,000.

On October 10, 2014, the Company issued a CPN of $175,000 to an individual for consulting services related to identifying and evaluating mining projects in Mexico. This CPN bore interest at a rate of 9.875% per annum and was due October 9,

2015. This CPN could be converted at any time and had a conversion price of $2.07 and provides for adjustment to fixed conversion price based on split ratio. On August 6, 2015, the Company settled the CPN by issuing 20,000 shares of its common stock to the consultant, and the remaining principal balance of $162,400 and accrued interest of $13,506 has been forgiven by the noteholders and recorded as a gain from forgiveness of debt.

On October 30, 2014, the Company issued a CPN of $95,000 to an individual for consulting services. This CPN bore interest at a rate of 8.0% per annum and was due October 29, 2015. This CPN could be converted at any time and had a conversion price of $2.30 and provides for adjustment to fixed conversion price based on split ratio. On August 6, 2015, the Company settled the CPN by issuing 15,000 shares of its common stock as payment of to the consultant, and the remaining principal balance of $85,550 and accrued interest of $5,854 has been forgiven by the noteholders and recorded as a gain from forgiveness of debt.

On November 14, 2014, the Company issued a CPN of $50,000 to an individual for consulting services. The CPN bore interest at 6.5% per annum and was due November 13, 2015. This CPN could be converted at any time and had a conversion price of $1.61 and provides for adjustment to fixed conversion price based on split ratio. On August 6, 2015, the Company settled the CPN by issuing 15,000 shares of its common stock as payment of $9,450 to the consultant, and the remaining principal balance of $40,550 and accrued interest of $2,383 has been forgiven by the noteholders and recorded as a gain from forgiveness of debt.

F-40

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On August 27, 2015, with connection with the acquisition of Scoobeez, the Company issued two non-interest bearing convertible promissory notes (“Notes”) of $720,000 and $480,000, due August 26, 2016, to the two owners of Scoobeez in exchange for a total ownership interest of 76%. These Notes can be converted at or after the maturity date of the Notes, and the conversion price is based on the trailing 7-day volume weighted average price (VWAP) of the Company's common stock. The conversion price at the date of issuance was $0.44. The balance of these Notes as of December 31, 2015, was $1,200,000. If the Notes were held to maturity, derivative accounting would apply. On January 22, 2016, the Company settled one of the individuals Notes with a face value of $720,000 and rescinded his 15% equity interest in Scoobeez for a cash payment of $125,000. As a result of this settlement, Company’s ownership interest in Scoobeez increased to 89.41%. On March 31, 2016, the Company issued 1,800,000 common shares to the other individual as a settlement amount against the combined notes of $540,000, which included the $480,000 Note above and the $60,000 note to related party below.

Related Party Notes Payable

The Company’s notes payable to related parties consist of the following:

	December 31, 2015	December 31, 2014
0% note payable to Chief Financial Officer, principal due on demand	$-	$8,000
6% note payable to the Chief Executive Officer, principal and accrued interest are due on May 27, 2016	229,413	-
0% note payable to related individual, principal due on demand	60,000	-
Total related party notes payable	$289,413	$8,000
Less: current	(229,413)	(8,000)
Related party notes payable, non-current	$60,000	$-

As noted above, the $60,000 related party note payable was settled subsequent to year-end through the issuance of common shares. In addition, the note payable to the Chief Executive Officer was repaid in full.

Notes Payable

The Company’s notes payable consist of the following:

	December 31, 2015	December 31, 2014
6% note payable to a third party, principal and accrued interest due on demand	$26,205	$24,726
10% note payable to an individual, principal and accrued interest due on July 17, 2016, satisfied on June 30, 2016	102,685	-
0% note payable to an individual, issued for services, principal due on July 1, 2016, satisfied on June 30, 2016	50,000	-
8% note payable to a third party, with $175 monthly payments with a maturity of September 30, 2019, balance satisfied in full in February 2016	6,746	-
Total loans payable	$185,636	$24,726
Less: current	(32,951)	(24,726)
Loans payable, non-current	$152,685	$-

On June 30, 2016, the Company issued 975,000 shares as a final settlement to one of the noteholders in relation to his promissory notes above in the principal amounts of $102,685 and $50,000, totaling $152,685, thus reported as noncurrent in the accompanying balance sheet as of December 31, 2015.

NOTE 13. UNEARNED LICENSE FEE AND DEFERRED REVENUE

During the year end December 31, 2015, the Company executed PSP license agreements for authorized territories of San Francisco, California for $275,000 in license fees; San Diego, California for $200,000; and Las Vegas, Nevada for $300,000 in license fees. These license agreements contain an initial term of five years. The PSP license agreement with Nevada was cancelled in May of 2016; please see Note 17 for more details.

The Licensee shall have an exclusive right within the scope of this agreement to perform the services using the Scoobeez system in the authorized territory. The Company will provide training, marketing or other support to the licensee.

The Company recorded the total license fee received as deferred revenue and will earn and record the fee as license revenue over the initial period of five years. During the year ended December 31, 2015, the Company recognized $43,748 in PSP license agreement revenues. Deferred revenue was $731,252 as of December 31, 2015.

F-41

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In connection with these license agreements, the licensees have agreed to reimburse the Company for certain expenses paid for by the Company on their behalf. The amounts due to the Company are netted against the amounts due to the licensees from the Company for the contractual rate earned for the subcontracted services. As of December 31, 2015, the net amount due to the three licensees is approximately $510,000, of which approximately $449,000 and $61,000 is included within accounts payable and accrued liabilities, respectively, in the accompanying balance sheet.

During the year end December 31, 2015, the Company signed a future license agreement with two individuals for the right to become a future licensee when it becomes available. The deposit amount received under this agreement was $150,000. The Company recorded the total amount of $150,000 as unearned license fees at December 31, 2015. This agreement was later cancelled in February 2016. The Company paid back the deposit amount of $150,000.

NOTE 14. COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

The Company has various operating lease agreements for its office facilities which expire at various dates through March 2021. The terms of the lease agreements provide for rental payments on a graduated basis. The Company can, after the initial lease term, renew its leases for an additional five years under right of first offer terms at fair value at the time of renewal. The lease agreement for the facility located at 3710 Verdugo Rd., Montrose, California, has provides for an option to purchase the facility for a price ranging from $1,700,000 to $1,775,000, from April 1, 2016 through January 5, 2019, depending on the date of exercise. The Company recognizes rent expense on a straight-line basis over the lease term.

Pursuant to the terms of one of these leases, the landlord will reimburse $275,000 to the Company as a tenant allowance for the Company’s tenant improvements which is reflected within other assets on the accompanying consolidated balance sheet at December 31, 2015. As of December 31, 2015, the Company has not commenced any leasehold improvements and has not received any reimbursement.

Rental expense was $27,600 and $0 for the years ended December 31, 2015 and 2014, respectively.

During the year ended December 31, 2015, the Company signed two operating vehicle lease agreements for its officers, which expire in July 2017. The terms of the lease agreements provide for equal monthly lease payments of approximately $1,800. The Company made approximately $8,800 in lease payments for the year ended December 31, 2015.

Future annual minimum lease payments under the Company’s operating lease agreements that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2015, were as follows:

Year Ending December 31,
2016	$154,000
2017	176,000
2018	168,000
2019	149,000
2020	130,000
Thereafter	33,000
Total	$810,000

Equipment Capital Leases

During the year ended December 31, 2015, the Company capitalized approximately $248,000 of office equipment with a two year, interest free, monthly lease installment payment plan, which expire at various dates through 2017 and 2018. No interest was imputed on the lease as the amount would not be material. During the year ended December 31, 2105, the Company paid approximately $18,600 in lease payments and the remaining lease obligation as of December 31, 2015, was approximately $229,000.

Future annual minimum lease payments under the Company’s capital lease agreements as of December 31, 2015, were as follows:

Year Ending December 31,
2016	$100,000
2017	99,000
2018	30,000
Total	$229,000

F-42

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Employment Agreement

Effective May 27, 2015, the Company is obligated to pay its Chief Executive Officer and the Chief Financial Officer a salary of $15,000 each per month with increases each succeeding year should the agreement be approved annually by the Company. There are also provisions for performance based bonuses. These agreements have not been formalized.

Pending Litigation

On October 27, 2015, a class action lawsuit was filed in Superior Court for the State of California in County of Los Angeles against the Company, Scoobeez, and Amazon alleging that delivery drivers or drivers’ associates for the new Amazon Prime Now service have been wrongfully paid as independent contractors. The Company is required to assess the appropriateness of the consolidated financial statement disclosures regarding this pending litigation. The Company's ability to assess this contingent liability depends upon receiving information from the Company's attorneys. The Company has not received a detailed assessment from its attorney in order to further estimate these liabilities. As of October 10, 2016, all parties have verbally agreed to settle the lawsuit for approximately $700,000 and are pending the final settlement documents to be signed. Based on this status, the Company has record a contingent liability in the estimated amount as of December 31, 2015, which has been included within other expense in the accompanying statement of operations for the year ended December 31, 2015.

The following factors were considered in determining whether accrual and/or disclosure is required with respect to pending or threatened litigation and actual or possible claims and assessments:

●	The period in which the underlying cause of the pending or threatened litigation or of the actual or possible claim or assessment occurred from date of hire of plaintiffs to date of conversion to employee.

●	The degree of probability of an unfavorable outcome as per Company is probable, hence the Company has accrued the loss and disclosed the contingency.

●	The ability to make a reasonable estimate of the amount of loss equal to is approximately as per Management’s estimate.

The Company reviews these provisions at least quarterly and adjusts them accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information.

NOTE 15. STOCKHOLDERS' DEFICIT

Authorized Shares

As of December 31, 2015, the authorized capital stock of the Company consists of 20,000,000 shares of preferred stock, par value $0.001 per share and 1,200,000,000 shares of common stock, par value $0.0001 per share. As of December 31, 2015, the Company had 154,617,538 common shares issued and outstanding and 20,000,000 preferred shares issued and outstanding.

On March 3, 2015, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Company and by the majority shareholders, the Board of Directors of the Company created and authorized 20,000,000 shares of Series A Preferred Stock of the Company with a par value of $0.001 (the “Series A Preferred Stock”). The stated value of the Series A Preferred Stock shall be the par value, $0.001. The holder of the Series A Preferred Stock shall have 10,000 votes for every one vote of common stock. The shares of Series A Preferred Stock shall be convertible on a one for 100 basis with the common shares of the Company at any time after the date of issuance of such shares at the office of this Company into such number of fully paid and non-assessable shares of common stock of the Company.

In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holder of Series A Preferred Stock may at his sole option elect to receive, prior and in preference senior to any distribution of any of the assets of this Corporation to the holders of common stock or other classes of preferred stock by reason of their ownership thereof, an amount per share equal to $0.001 for the outstanding shares of Series A Preferred Stock.

On December 21, 2015, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Company and by the majority shareholders, the Board of Directors of the Company amended the conversion of Series A Preferred Stock from one for 100 to one for 15.

Reverse Split

The Company filed a Company Related Corporate Action Notification with FINRA to implement a 1-for- 2,300 reverse split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) with all the fractional shares rounded to the nearest whole, as authorized at a special meeting of shareholder held on April 16, 2015. The Reverse Stock Split became effective at the opening of trading on the OTC Pink Marketplace on May 19, 2015 (the “Effective Date”). As of the Effective Date, every 2,300 shares of issued and outstanding common stock were combined into one issued share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Total cash payments made by the Company to stockholders in lieu of fractional shares were not material. All share and per share amounts relating to the common stock, and the conversion ratios of preferred stock included in the financial statements and footnotes have been restated to reflect the reverse stock split.

F-43

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Preferred Stock

On March 6, 2015, the Company issued 1,600,000 shares of Series A Preferred Stock to its Chief Financial Officer for services rendered valued at $76,500. The fair value of the Series A Preferred Stock at the time was based on the trading price of the Company’s common stock multiplied by the as-converted common stock equivalents of the Series A Preferred Stock. As of December 31, 2015, the 1,600,000 shares of Series A Preferred Stock represented 8% of the issued and outstanding shares.

On May 27, 2015, the Company issued 18,400,000 shares of Series A Preferred Stock to its current Chief Executive Officer pursuant to the Asset Purchase Agreement; whereby the Company acquired under the terms specified in the Asset Purchase Agreement, the right, title, interest, and benefit of proprietary technology known as the AutoClaim App from the Chief Executive Officer, also known as the “Technology Rights”. The fair value of the Series A Preferred Stock determined by an independent valuation specialist was recorded at $178,100. See Note 5.

Common Stock

During the year ended December 31, 2014, the Company issued 13,043 shares of common stock to one investor for cash of $10,000. The price per share was $0.77.

On May 27, 2015, the Company issued 150,000,000 common shares to the Chief Executive Officer of the Company, pursuant to the Asset Purchase Agreement, whereby the Company acquired all powers and privileges of the AutoClaim Domain assets. The fair value of the common shares determined by an independent valuation specialist was recorded at $95,900. Please refer to Note 5 for more details.

During the year ended December 31, 2015, the Company issued 4,150,000 shares of common stock to satisfy convertible totaling $33,425.

During the year ended December 31, 2015, certain shareholders contributed capital in the amount of $12,640 to the Company.

Note 16. Income Taxes

Income taxes are calculated using the asset and liability method of accounting. Deferred income taxes are computed by multiplying statutory rates applicable to estimated future year differences between the financial statement and tax basis carrying amounts of assets and liabilities.

The income tax provision is summarized as follows:

	2015	2014
Current:
Federal	$79,087	$-
State	21,278	-
	100,365	-
Deferred:
Federal	(328,000)	(44,000)
Valuation allowance	376,000	44,000
Total tax expense	$148,365	$-

The tax effects of significant items comprising the Company’s deferred taxes are as follows:

	2015	2014
Deferred tax assets:
Accrued officers' compensation	$97,000	$39,000
Settlement liability	238,000	-
Loss on impairment of asset	170,000	-
Net operating losses	41,000	119,000
	546,000	158,000
Less: valuation allowance	(534,000)	(158,000)
	12,000	-
Deferred tax liabilities:
Depreciation and amortization	(60,000)	-

Net deferred tax asset (liability)	$(48,000)	$-

F-44

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company has federal net operating loss (“NOL”) carry forwards of approximately $121,000 and $351,000 at December 31, 2015 and 2014, respectively. During the year ended December 31, 2015, the Company allocated $6,366 of its NOL carry forwards towards current income. The federal net operating loss carry forwards begin to expire in 2025. A 34% statutory federal income tax rate was used for the calculation of the deferred tax assets and liabilities. Management has established a valuation allowance equal to the estimated deferred tax asset due to uncertainties related to the ability to realize these tax assets. The valuation allowance increased by approximately $376,000 and $44,000 during the years ended December 31, 2015 and 2014, respectively.

As a result of the May 27, 2015 share issuances discussed in Note 15, a significant change in ownership was deemed to have taken place. The NOL carry forwards may be significantly limited under Section 382 of the Internal Revenue Code (“IRC”) as a result of this change in ownership. The limitation imposed by Section 382 would place an annual limitation on the amount of the NOL carry forwards that can be utilized. As a result, the net operating losses prior to this change in ownership have been reduced based on the Company's calculation.

The following is a reconciliation of income taxes computed at the U.S. federal statutory rate to the income taxes reported in the consolidated statements of operations for the years ended December 31, 2015 and 2014:

	2015	2014
Federal statutory income tax rate	(34)%	(34)%
State income taxes	2%	-%
Permanent differences	6%	25%
Temporary differences	38%	8%
Net operating losses and other	(32)%	(7)%
Increase in valuation allowance	35%	8%
Effective tax rate	15%	-%

For the years ended December 31, 2015, the Company did an analysis of its ASC 740 position and has not identified any uncertain tax positions as defined under ASC 740. Should such position be identified in the future and should the Company owe interest and penalties as a result of this, these would be recognized as interest expense and other expense, respectively, in the financial statements.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The United States Federal return years 2013 through 2015 are still subject to tax examination by the United States Internal Revenue Service; however, we do not currently have any ongoing tax examinations. The Company is subject to examination by the California Franchise Tax Board for the years ended 2012 through 2015 and currently does not have any ongoing tax examinations.

NOTE 17. SUBSEQUENT EVENTS

On April 29, 2016, the Company signed a one-year commercial lease agreements for facility located at 396 S. Pasadena Ave, Pasadena California, which will expire in May 2017. The terms of the lease agreements provide for equal monthly lease payments of approximately $7,047.

In May 2016, the Company cancelled the PSP license agreements with authorized territories of Nevada. The Company issued common shares in relation to the settlement; see below for more details.

On October 7, 2016, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Company and by the majority shareholders, the Board of Directors of the Company increased the number of authorized Series A Preferred Stock from 20,000,000 to 25,000,000 authorized shares.

On November 17, 2016, the Company purchased its Montrose facility for a total purchase price including fees of approximately $1,410,000. On November 22, 2016, the Company sold the facility for approximately $1,615,000.

Common Stock Issuance

On January 1, 2016, the Company agreed to issue 319,829 shares to a consultant in lieu of marketing and consulting services provided by the consultant for period from January 1, 2016 to March 31, 2016.

On February 1, 2016, the Company issued 1,595,000 restricted common shares to two individuals at a purchase price of $0.17 per share for total proceeds of $269,700.

F-45

ABT HOLDINGS, INC.

(FORMERLY KNOWN AS ABT MINING CO.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On April 21, 2016, subject to the terms and conditions of the Stock Purchase Agreement by and between one of the owners of the Nevada licensee partner, the Company issued 2,400,000 shares for an investment of $350,000. The Securities were issued with a restrictive legend.

On April 21, 2016, the Company issued 560,000 shares to a third party for certain settlement related to Scoobeez and Scoobeez NV LLC, a former licensee partner of Scoobeez.

On July 23, 2016, the Company issued 67,300 shares to unrelated parties for certain settlement related to Scoobeez and Scoobeez NV LLC, a former licensee partner of Scoobeez.

Debt Financing

In June 2016, the Company entered into a letter of intent with a financial institution for a $6,000,000 revolving line of credit, secured by the Company's assets. The final agreement has not yet been executed, and the Company has not yet drawn down any funds on the line.

The Dolan Loan Agreement was entered into as of the July 20, 2016, by and between one of the owners of the Nevada licensee partner (the “Lender”), and the Company. All borrowings under the agreement is evidenced by a promissory note to the Lender, in the aggregate principal amount of $500,000. The note shall be payable over a one-year term, in 12 annual installments of interest only, with all outstanding principal and interest due and payable on the first anniversary of the date of the note. Interest on that portion of the unpaid principal balance attributable to each such borrowing shall accrue from the date of such borrowing at 14% as of the date of such borrowing.

Subsequent to year ended December 31, 2015, the Company obtained several merchant loans that total approximately $2,800,000 with several lenders to be used to fund operations. These loans have a maturity date of that ranges from 3 to 4 months with financing costs ranging from 19% to 85% of the loan amounts and are secured by the Company’s accounts receivable. These loans contain various financial and non-financial covenants. As of the date of issuance, the Company is in compliance with these covenants.

On October 7, 2016, the Company issued a Senior Secured Convertible Debenture (“CN”) for $5,800,000 with Hillair Capital Investment L.P. (“Lender”). This CN has a quarterly interest only payment that bears interest at a rate of 8% per annum, and matures October 1, 2018. This CN could be converted at any time after the Original issue date until this debenture is no longer outstanding and has a conversion price of $0.50 and provides for adjustment to the fixed conversion price based on split ratio and stock dividends distributions, as well as for certain subsequent issuances of equity and convertible instruments as well as for revenue adjustments. The adjustment provisions contain a conversion price floor of $0.01. The Company also issued a Securities Purchase Agreement to the lender, which consists of issuing 1,650,000 of series A preferred stock and a warrant to purchases up to 11,600,000 of Company’s common stock with an exercise price of $0.50, exercisable on or before the expiration date. The exercise price of the warrants is subject to the same adjustment provisions as the CN. The warrants expire five (5) years from October 7, 2016. In addition, the NC is secured by all of the Company’s real and personal property (tangible or intangible) and contains various financial and non-financial covenants.

See also Notes 12, 13 and 14 for additional subsequent events.

The Company has evaluated subsequent events which occurred after December 31, 2015 through December 14, 2016, the date of issuance of these consolidated financial statements.

F-46

SCOOBEEZ, INC.

FINANCIAL STATEMENTS

for the Period Ended

August 26, 2015

Together with

Independent Auditors’ Report

F-47

F-48

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Shareholders

ABT Holdings, Inc.

Pasadena, California

Report on the Financial Statements

We have audited the accompanying financial statements of Scoobeez, Inc. (the “Company”) which comprise the balance sheet as of August 26, 2015, and the related statements of operations, stockholders’ equity and of cash flows for the period from September 23, 2014 (“Inception”) through August 26, 2015, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scoobeez, Inc. as of August 26, 2015, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

dbbmckennon

Newport Beach, California

February 14, 2017

F-49

SCOOBEEZ, INC.

Balance Sheet

August 26,
2015

Assets
Current Assets
Cash	$276
Accounts receivable	4,976
Prepaid expenses	340
Due from related party	15,640
Total Assets	$21,232
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$5,648
Total Liabilities	5,648

Commitments and contingencies (Note 4)

Stockholders' Equity
Common stock, no par value, 1,000,000 shares authorized, 25,000 shares issued and outstanding	-
Additional paid-in capital	25,475
Accumulated deficit	(9,891)
Total Stockholders' Equity	15,584
Total Liabilities and Stockholders' Equity	$21,232

The accompanying notes are an integral part of these financial statements.

F-50

SCOOBEEZ, INC.

Consolidated Statement of Operations

From Inception to
August 26,
2015

Revenues	$114,248
Cost of revenues	79,192
Gross profit	35,056

Operating expenses:
General and administrative	43,289
Sales and marketing	1,658
Total operating expenses	44,947
Net loss	$(9,891)

The accompanying notes are an integral part of these financial statements.

F-51

SCOOBEEZ, INC.

Consolidated Statement of Shareholders' Deficit

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at Inception	-	$-	$-	$-	$-
Shares issued to founders	25,000	-	-	-	-
Shareholder contributions	-	-	25,475	-	25,475
Net loss	-	-	-	(9,891)	(9,891)
Balance at August 26, 2015	25,000	$-	$25,475	$(9,891)	$15,584

The accompanying notes are an integral part of these financial statements.

F-52

SCOOBEEZ, INC.

Consolidated Statement of Cash Flows

From Inception to
August 26,
2015
Cash flows from operating activities:
Net loss	$(9,891)
Changes in operating assets and liabilities
Accounts receivable	(4,976)
Prepaid expenses	(340)
Accounts payable	5,648
Net cash used in operating activities	(9,559)

Cash flows from investing activities:
Advances to related party	(15,640)
Net cash used in investing activities	(15,640)

Cash flows from financing activities:
Shareholder contributions	25,475
Net cash provided by financing activities	25,475

Net increase in cash	276
Cash, beginning of period	-
Cash, end of period	$276

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-53

SCOOBEEZ, INC.

Notes to the Financial Statements

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

Scoobeez, Inc. ("Scoobeez” or the “Company”), is a California Corporation incorporated in September 2014 (“Inception”). Scoobeez began its operations to serve the Greater Los Angeles Area by providing local (five-mile radius) messaging and courier services. Scoobeez business model is particularly dependent on independent contractors, which are used in addition to its dedicated founders. The nature of Scoobeez business, with its on-demand, often unscheduled and unique delivery model, requires a varying number of drivers on any given day and time of day to complete a set service.

Scoobeez services consist of On Demand/One to Two Hours and Same Day/Next Day door-to-door logistics and real-time delivery services that primarily utilizes cars along with scooters and motorcycles to facilitate same day deliveries. Scoobeez handles everything from legal documents, important medications, food and produce, office supplies and other customized requests. Scoobeez operates its services from Glendale, California covering most of Los Angeles and Orange County.

While several Scoobeez’ customers use traditional courier services, certain customers critically depend on Scoobeez for expedited same-day or less than 24-hour delivery on a daily basis. These customers, including but not limited to pharmacies, restaurants, automobile parts, and law firms, must deliver confidential documents on very strict deadlines and use Scoobeez to ensure rapid delivery. These are just a few examples of Scoobeez’ primary customer markets.

Until the acquisition of Scoobeez by ABT Holdings, Inc. on August 27, 2015, Scoobeez had continued to expand through local growth in the areas mentioned above with brand recognition through social media and online campaigns. On August 27, 2015, the Company entered into a formal agreement with ABT Holdings, Inc., whereby ABT Holdings. Inc. agreed to purchase 76% of the outstanding equity of Scoobeez for $36,000 in cash, a $60,000 short term note payable and $1,200,000 in convertible promissory notes totaling $1,296,000 in consideration. Following the acquisition, Scoobeez became a subsidiary of ABT Holdings, Inc.

For accounting purposes, this transaction will be treated as a forward-acquisition, whereby the assets acquired, and liabilities assumed of Scoobeez will be reported at fair value, in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The excess of the consideration transferred in the acquisition over the net amounts assigned to the fair value of the assets acquired was recorded as goodwill, which represents the opportunity to expand the on-demand delivery services and enhance the breadth and depth of the Company’s networks.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Preparation and Use of Estimates

The Company’s financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, and depreciable lives of property and equipment. Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Cash includes demand deposits with banks or financial institutions. Cash equivalents include short-term, highly liquid investments that are both readily convertible to known amounts of cash, and that are so near their maturity that they present minimal risk of changes in value because of changes in interest rates. The Company’s cash equivalents include only investments with original maturities of three months or less.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

F-54

SCOOBEEZ, INC.

Notes to the Financial Statements

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities approximate their fair value due to the short maturity of such instruments. The Company does not have any level 2 or 3 financial instruments.

Revenue Recognition

On-Demand Delivery Business

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable and (iv) collectability is reasonably assured. The Company considers a signed agreement, a binding contract with the customer or other similar documentation reflecting the terms and conditions under which products or services will be provided to be persuasive evidence of an arrangement.

Scoobeez generates revenues primarily when customers place an order for delivery through its website, its mobile application or one of its listed phones numbers. Often Scoobeez charges its clients a base fee, with additional fees based on the time of the day, number of stops, number of miles and type of vehicle used. For short distances, Scoobeez may charge its customers on a per drop basis. Scoobeez maintains ongoing contractual and non-contractual relationships with its customers. These deliveries are accepted by Scoobeez Monday through Sunday, 365 days a year, at times and days designated by customers. Revenue is recognized once delivery is made and confirmation obtained from the customer.

Costs of revenue consist of mainly the labor costs of dispatchers and drivers.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted tax rates that are applicable in a given year.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision for income taxes in the statement of operations. Management of the Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. As of the date of this filing the Company has not filed its 2015 federal or state tax return. Further, the United States Federal return years 2014 through 2015 are still subject to tax examination by the United States Internal Revenue Service; however, we do not currently have any ongoing tax examinations. The Company is subject to examination by the California Franchise Tax Board for the years ended 2014 through 2015 and currently does not have any ongoing tax examinations.

F-55

SCOOBEEZ, INC.

Notes to the Financial Statements

Concentrations of Credit Risk

Cash

The Company maintains its cash balances at a single financial institution. The balance may at times exceed insured limits.

Legal Proceedings

The Company is currently involved in certain legal proceedings. The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of a loss related to pending legal proceedings when the loss is considered probable and the amount can be reasonably estimated. Where a range of loss can be reasonably estimated with no best estimate in the range, the Company records the minimum estimated liability. As additional information becomes available, the Company assess the potential liability related to pending legal proceedings and revises its estimates and updates its disclosures accordingly. The Company’s legal cost associated with defending itself are recorded to expense as incurred.

NOTE 3. DUE FROM RELATED PARTY

As of August 26, 2015, the Company advanced a total of $15,640 to its Chief Executive Officer. These advances bear no interest and are due on demand.

NOTE 4. COMMITMENTS AND CONTINGENCIES

Office Facility Lease

The Company has an operating lease agreement for its office facilities which expires on June 30, 2019. The terms of the lease agreements provide for rental payments on a graduated basis. The Company recognizes rent expense on a straight-line basis over the lease term.

Rental expense was $29,050 from Inception to August 26, 2015, of which $23,800 was paid for directly by the Company’s Chief Executive Officer and recorded as additional shareholder contributions.

Future annual minimum lease payments under the Company’s operating lease agreements that have initial or remaining non-cancelable lease terms in excess of one year as of August 26, 2015, were as follows:

Year Ending December 31,
2015 (four months)	$13,804
2016	42,234
2017	43,500
2018	44,804
2019	22,962
Total	$167,304

NOTE 5. STOCKHOLDERS' EQUITY

Authorized Shares

As of August 26, 2015, the authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value. As of August 26, 2015, the Company had 25,000 common shares issued and outstanding, which were issued to the two founders upon Inception.

During the period ended August 26, 2015, certain shareholders contributed capital in the amount of $25,475 to the Company.

F-56

(b) Exhibits

The following documents are included as exhibits to this report.

Exhibit Number	Title of Document
3.1.1	Articles of Incorporation 1957
3.1.2	Amended Articles of Incorporation 2007
3.1.3	Amended Articles of Incorporation March 2015
3.1.4	Amended Articles of Incorporation August 2015
3.1.5	Amended Certificate of Designation October 2016
3.2	Bylaws
10.1	Asset Purchase Agreement for Apps dated May 27, 2015
10.2	Asset Purchase Agreement for Domain dated May 27, 2015
10.3	Promissory Note for Autoclaim Asset Purchase Agreements
10.4	Scoobeez Purchase Agreement
10.5	Form of Debenture October 7, 2016
10.6	Form of Warrant October 7, 2016
10.7	Security Agreement October 7, 2016
10.8	Securities Purchase Agreement January 30, 2017
10.9	Form of Debenture January 30, 2017
10.10	Form of Warrant January 30, 2017
23.1	Consent of Independent Registered Public Accounting Firm

24

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABT Holdings, Inc.
(Registrant)

February 14, 2017	By:	/s/ Shahan Ohanessian
Shahan Ohanessian
President

	By:	/s/ Imran Firoz
Imran Firoz
Chief Financial Officer

25